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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Old Second Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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OLD SECOND BANCORP, INC.
37 South River Street, Aurora, Illinois 60506

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2014

TO THE STOCKHOLDERS:

        The annual meeting of stockholders of Old Second Bancorp, Inc., will be held on Tuesday, May 20, 2014, at 10:00 a.m., central time, at Waubonsee Community College, 18 S. River Street, Aurora, Illinois, for the following purposes:

  1.
  to elect three members of the board of directors;

  2.
  to approve, in a non-binding, advisory vote, the compensation of our named executive officers, as described in the proposal on Old Second's executive compensation disclosed in the proxy statement, which is referred to as the "say-on-pay" proposal;

  3.
  to approve the Old Second Bancorp, Inc. 2014 Equity Incentive Plan;

  4.
  to ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ended December 31, 2014; and

  5.
  to transact such other business as may properly be brought before the meeting or any postponements or adjournments of the meeting.

        The board of directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on April 15, 2014 are the stockholders entitled to vote at the meeting and any and all adjournments or postponements of the meeting. In the event there are an insufficient number of votes for a quorum at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By order of the board of directors

William B. Skoglund Chairman and Chief Executive Officer

Aurora, Illinois
April 21, 2014

IMPORTANT:    THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

OLD SECOND BANCORP, INC.
37 South River Street, Aurora, Illinois 60506

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation by the board of directors of Old Second Bancorp, Inc., a Delaware corporation, of proxies to be voted at the annual meeting of stockholders. This meeting is to be held at Waubonsee Community College, 18 S. River St., Aurora, Illinois, on May 20, 2014 at 10:00 a.m., central time, or at any postponements or adjournments of the meeting. Old Second conducts full service community banking and trust business through its wholly-owned subsidiary, Old Second National Bank.

        A copy of our annual report for the year ended December 31, 2013, which includes audited financial statements, is enclosed. This proxy statement was first mailed to stockholders on or about April 21, 2014. As used in this proxy statement, the terms "Old Second," "the Company," "we," "our" and "us" all refer to Old Second Bancorp, Inc., and its subsidiaries.

Why am I receiving this proxy statement and proxy form?

        You are receiving a proxy statement and proxy form from us because on April 15, 2014, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

        When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy form, ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her best judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on: (i) the election of three nominees to our board of directors; (ii) a non-binding, advisory proposal to approve the compensation of our named executive officers, which is referred to as the "say-on-pay" proposal; (iii) to approve the Old Second Bancorp, Inc. 2014 Equity Incentive Plan; (iv) the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ended December 31, 2014; and (v) any other business that may properly be brought before the meeting.

How do I vote?

        A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy. Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted "FOR" the election of the nominees for director named in this proxy statement, "FOR" the say-on-pay proposal, "FOR" the approval of the 2014 Equity Incentive Plan and "FOR" the ratification of our independent registered public accounting firm.

        If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (or what is usually referred to as "street name"), you will need to arrange to obtain a proxy from the record holder in order to vote in person at the meeting. Even if you plan to attend the annual meeting, we ask that you complete and return your proxy card in advance of the annual meeting in case your plans change.

What does it mean if I receive more than one proxy form?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

        If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

        Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as ratifying the appointment of an independent registered public accounting firm, but cannot vote on non-routine matters, such as the adoption or amendment of a stock incentive plan, unless they have received voting instructions from the person for whom they are holding shares. If there is a matter presented to stockholders at a meeting and your broker does not receive instructions from you on how to vote on that matter, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a "broker non-vote" and may affect the outcome of the voting on those matters.

        The election of directors, the approval of the 2014 Equity Incentive Plan and the say-on-pay proposals are considered non-routine matters. Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the 2014 annual meeting upon receipt of our proxy materials. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy card?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy card with a later date and returning that proxy card to us;

  •
  sending notice to us that you are revoking your proxy, or

  •
  voting in person at the meeting.

        If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.

How many votes do we need to hold the annual meeting?

        A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. On

April 15, 2014, the record date, there were 29,442,508 shares of common stock outstanding. A majority of these shares must be present in person or by proxy at the meeting.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present in person at the meeting; or

  •
  has properly submitted a signed proxy form or other proxy.

What happens if any nominee is unable to stand for re-election?

        The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

        Except with respect to the election of directors, you may vote "for," "against" or "abstain" on each proposal properly brought before the meeting. In the election of directors you may vote "for" or "withhold authority to vote for" each nominee.

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of stock you owned on the record date with respect to each of the proposals. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

        Except with respect to the election of directors, a majority of votes present and entitled to vote at the meeting will approve each matter that arises at the annual meeting.

        The directors are elected by a plurality and the three individuals receiving the highest number of votes cast "FOR" their election will be elected as directors of Old Second. A "withhold authority" vote will have the same effect as a vote against the election of a particular director. Please note, however, because the say-on-pay vote is advisory, it will not be binding upon the board of directors or the Compensation Committee.

        Abstentions and broker non-votes, if any, will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Abstentions will have the effect of a vote against the 2014 Equity Incentive Plan, the say-on-pay proposal and the ratification of the appointment of our independent registered public accounting firm, while broker non-votes will not affect these votes.

How are votes counted?

        Voting results will be tabulated and certified by the election judges.

Where do I find the voting results of the meeting?

        If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Form 8-K within four business days of the voting.

Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to be held on May 20, 2014.

        Full copies of the proxy statement, the proxy card and other materials for the annual meeting are available on the internet at www.oldsecond.com under "2014 Annual Meeting Materials." Stockholders will receive a full set of these materials through the mail from us or from your broker.

 PROPOSAL 1:

ELECTION OF DIRECTORS

        Old Second's board of directors is divided into three classes, approximately equal in number, which are elected by our common stockholders (the "Common Stock Directors"), and one class (the "Class B Directors") that is elected by the holders of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"). At the annual meeting to be held on May 20, 2014, you, as the holder of our common stock, will be entitled to elect three Common Stock Directors for terms expiring in three years, as described herein. Holders of shares of our common stock are not entitled to vote on the Class B Directors.

        We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

        The Nominating and Corporate Governance Committee of the board of directors of Old Second has nominated three persons for election as Common Stock Directors at this annual meeting, all of whom are incumbent directors, and one director for election as a Class B Director.

        Set forth below is information concerning the nominees for election and for the other directors whose term of office will continue after the meeting, including their age, year first elected or appointed as a director and business experience during the previous five years. The three nominees for Common Stock Director, if elected at the annual meeting, will serve for terms expiring in 2017. None of the directors serve on the boards of any other publicly traded companies besides Old Second.

        Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees proposed by the board of directors.

Board Recommendation

        The board of directors recommends you vote your shares "FOR" each of the nominees for Common Stock Director.

COMMON STOCK DIRECTORS

NOMINEES

Name	Served as Director Since	Principal Occupation
(Term expires 2014)
Barry Finn (Age 54)	2004	President and Chief Executive Officer, Rush-Copley Medical Center (2002 - present), Chief Operating Officer and Chief Financial Officer, Rush-Copley Medical Center (1996 - 2002).
William Kane (Age 62)	1999	Partner, Label Printers, Inc., a printing company.
John Ladowicz (Age 61)	2008	Former Chairman and Chief Executive Officer of HeritageBanc, Inc. and Heritage Bank (1996 - 2008).

 CONTINUING DIRECTORS

Name	Served as Director Since	Principal Occupation
(Term expires 2015)
J. Douglas Cheatham (Age 57)	2003	Executive Vice President and Chief Financial Officer, Old Second Bancorp, Inc. (2007 - present), Secretary, Old Second Bancorp, Inc. (2010 - present), Sr. Vice President, Chief Financial Officer, Chief Accounting Officer and Assistant Secretary, Old Second Bancorp, Inc. (2003 - 2007).
James Eccher (Age 48)	2006

Executive Vice President and Chief Operating Officer, Old Second Bancorp, Inc. (2007 - present), President and Chief Executive Officer, Old Second National Bank (2003 - present), Sr. Vice President and Branch Director, Old Second National Bank (1999 - 2003), President and Chief Executive Officer of Bank of Sugar Grove (1995 - 1999).

Gerald Palmer (Age 68)	1998	Retired Vice President/General Manager, Caterpillar, Inc., a construction equipment manufacturer.
James Carl Schmitz (Age 65)	1999	Tax Consultant (1999 - present), Director of Taxes with H. B. Fuller Company (1998), tax specialist with KPMG LLP (1999).

Name	Served as Director Since	Principal Occupation
(Term Expires 2016)
Edward Bonifas (Age 54)	2000	Vice President, Alarm Detection Systems, Inc., producer and installer of alarm systems, closed circuit video systems and card access control systems.
William Meyer (Age 66)	1995	President, William F. Meyer Co., a wholesale plumbing supply company.
William B. Skoglund (Age 63)	1992	Chairman and Chief Executive Officer of Old Second Bancorp, Inc. and Chairman of Old Second National Bank.

CLASS B DIRECTORS

Name	Served as Director Since	Principal Occupation
Duane Suits (Age 64)	2012	Retired Partner, Sikich LLC, financial service firm, and Independent Financial Services Provider (2004 - present)

        All Common Stock Directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification and until their respective successors are duly elected and qualified. The Class B Director will hold office for a one-year term, until his earlier death, resignation or disqualification and until his respective successor is duly elected and qualified. The Class B Directorship will terminate if the Company either pays all accumulated but unpaid dividends on, or redeems in full, the Series B Preferred Stock. As a result of our successful public offering, which closed in early April, 2014, we currently expect to pay all accumulated but unpaid dividends on the Series B

Preferred Stock prior to the annual meeting. Consequently, we expect that the Class B Directorship will terminate prior to the annual meeting. If that occurs, following the annual meeting, we expect that our board will increase the number of Common Stock Directors from ten to eleven and appoint Mr. Suits as a Common Stock Director. If appointed, Mr. Suits will hold office until our 2016 annual meeting.

        There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.

Director Qualifications

        We have established minimum criteria that we believe each director should possess to be an effective member of our board. Those criteria are discussed in more detail on page 10 of this proxy statement. The particular experience, qualifications, attributes or skills that led the board to conclude that each member is qualified to serve on the board and any committee he or she serves on is as follows:

        Mr. Bonifas:    We consider Mr. Bonifas to be qualified for service on the board, the Audit Committee and the Compensation Committee due to his skills and expertise acquired as a leader of a successful business and his prominence in the community.

        Mr. Cheatham:    We consider Mr. Cheatham to be qualified for service on the board due to his experience in the financial services industry and the familiarity with Old Second's operations he has acquired as Chief Financial Officer of Old Second.

        Mr. Eccher:    We consider Mr. Eccher to be qualified for service on the board due to his experience in the financial services industry and the familiarity with Old Second's operations he has acquired as the Chief Operating Officer of Old Second and President of Old Second National Bank.

        Mr. Finn:    We consider Mr. Finn to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee and the Audit Committee due to his business and financial expertise acquired as an executive at a successful local medical center, as well as his prominence in the community.

        Mr. Kane:    We consider Mr. Kane to be a qualified candidate for service on the board and the Compensation Committee due to his experience as a partner at a successful local business, his general experience in business and his prominence in the community.

        Mr. Ladowicz:    We consider Mr. Ladowicz to be a qualified candidate for service on the board, the Audit Committee and the Nominating and Corporate Governance Committee due to his previous experience as a chief executive officer in the financial services industry, as well as his extensive knowledge of the market areas we entered through the acquisition of HeritageBanc, Inc. in 2008.

        Mr. Meyer:    We consider Mr. Meyer to be qualified for service on the board, the Compensation Committee and the Nominating and Corporate Governance Committee due to his skills and expertise acquired as president of a well-established local business and his prominence in the local business community.

        Mr. Palmer:    We consider Mr. Palmer to be qualified for service on the board, the Compensation Committee and the Nominating and Corporate Governance Committee due to his skills and expertise acquired as vice president of a successful publicly traded company, his experience in the industrial manufacturing industry and his knowledge of the business community in the markets we serve.

        Mr. Schmitz:    We consider Mr. Schmitz to be qualified for service on the board and the Audit Committee due to his skills and expertise in tax consulting and his familiarity with our local market areas.

        Mr. Skoglund:    We consider Mr. Skoglund to be qualified for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with Old Second's operations he has acquired as the Chief Executive Officer of Old Second.

        Mr. Suits:    Pursuant to the terms of Old Second's outstanding Series B Preferred Stock, The U.S. Department of the Treasury ("Treasury") appointed Mr. Suits to our board as a Class B Director. Mr. Suits' appointment was approved by the unanimous written consent of the board on November 20, 2012. Mr. Suits was also appointed to the Audit Committee. Following Treasury's sale of the Series B Preferred Stock at auction, as discussed below, Mr. Suits was elected by the holders of the Series B Preferred Stock at the 2013 annual meeting. Although holders of our common stock are not entitled to vote for the election of Mr. Suits to our board of directors, we consider Mr. Suits to be a qualified candidate for service due to his skills and experience in the financial services industry and his familiarity with Old Second's operations.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

        Currently, the board of directors is made up of eleven directors of which ten are Common Stock Directors, who are elected by the holders of our common stock every three years to serve staggered terms, and one is a Class B Director, who is elected annually by the holders of our Series B Preferred Stock. As discussed below, Treasury as the holder of our Series B Preferred Stock had the right to appoint two directors to our board upon our deferral of the dividend payments on the Series B Preferred Stock for an aggregate of six quarters. Treasury exercised this right on November 20, 2012, and appointed Mr. Suits to our board of directors. Subsequent to that appointment, Treasury sold all of our Series B Preferred Stock to third party investors, including certain of our directors. As the current holders of our Series B Preferred Stock, these holders also have the right to elect two Class B Directors. Consequently, if the holders of Series B Preferred Stock exercise their right to appoint an additional Class B Director, our board will consist of twelve directors instead of eleven. The Series B Preferred Stock holders will have this right until such time as we pay all of the accumulated and unpaid dividends on the Series B Preferred Stock, which we expect to occur prior to the annual meeting. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Old Second, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board and through committee membership, which is discussed below. The board has determined that all of the directors and nominees are "independent" as defined by the Nasdaq Stock Market, with the exception of Messrs. Skoglund, Cheatham and Eccher, each of whom is an executive officer.

        The board of directors held 12 regular and zero special meetings during 2013. All of the directors attended at least 75% of these meetings and the meetings of the committees on which they served. We typically schedule a board meeting in conjunction with our annual meeting and expect that our directors will attend our annual meeting. Last year, all directors attended our annual meeting.

        The board of directors believes that it is important to encourage the highest level of corporate ethics and responsibility. Among other things, the board adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, as well as a procedure for allowing employees to anonymously report any problems they may detect with respect to our financial reporting. The Code of Business Conduct and Ethics, as well as other information pertaining to our committees, corporate governance and reporting with the Securities and Exchange Commission, can be found on our website at www.oldsecond.com.

        The board of directors has standing Audit, Nominating and Corporate Governance and Compensation Committees, each of which is made up solely of directors who are deemed to be "independent" under the rules of Nasdaq. Nasdaq's independence rules include certain instances that will preclude a director from being deemed independent and the board reviews those requirements each year to determine a director's status as an independent director.

        During its review of director independence, the board considered Mr. Finn's roles as President and Chief Executive Officer at Rush-Copley Medical Center and Mr. Skoglund's position as the Vice Chairman of Rush-Copley's board of directors. Our board determined that this does not preclude a finding that Mr. Finn is independent under Nasdaq's rules because Mr. Skoglund does not serve on Rush-Copley's compensation committee and has recused himself from any discussions or votes that involve Mr. Finn's salary. The board also reviewed certain transactions between Alarm Detection Systems, Inc., and the Company. Mr. Bonifas is a Vice President of Alarm Detections Systems, Inc. The board determined that Mr. Bonifas qualified as an independent director because the amounts paid to Alarm Detection Systems, which totaled approximately $235,000, by the Company were less than 5% of Alarm Detection System's gross revenues for 2013 and because Mr. Bonifas had no interest in the transaction with the Company, except an indirect and de minimus interest as a shareholder of Alarm Detection Systems.

        Actions taken by each committee of the board are reported to the full board, usually at its next meeting. The principal responsibilities of each of the committees are described below.

Audit Committee

        The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and exercises its authority to do so in accordance with a policy that it has adopted. Additionally, the Audit Committee reviews and approves all related party transactions between Old Second and related parties in accordance with Nasdaq's rules and regulations.

        The members of our Audit Committee during 2013 were Messrs. Finn, (who served as Chairman), Bonifas, Ladowicz, Schmitz and Suits, each of whom is deemed to be an independent director under Nasdaq's rules. We expect that these members will continue to serve on the committee in 2014. Mr. Finn was appointed as chairman of the Audit Committee in 2008. Mr. Schmitz will serve as chairman of the Audit Committee at any meeting Mr. Finn is unable to attend or if Mr. Finn is otherwise unable to carry out the duties of Audit Committee chairman. The Audit Committee met 6 times in 2013.

        The board has designated Mr. Finn, who is currently President and Chief Executive Officer of Rush-Copley Medical Center and previously served as its Chief Operating Officer and Chief Financial Officer, and Mr. Suits as the "audit committee financial experts," as such term is defined by the regulations of the SEC. The board's determination was based upon Mr. Finn's level of knowledge and experience regarding financial matters and his experience overseeing and managing the audit of an organization, which he has gained both from his formal education and from his professional experience as the Chief Financial Officer of a regional hospital organization, and upon Mr. Suits' experience as an independent financial consultant and as the founding partner of Sikich Gardner & Co., LLP, a public accounting and consulting firm. The board believes that each of the other members of the Audit Committee possesses knowledge and experience sufficient to understand the complexities of the financial statements of Old Second. Mr. Finn, or another member of the Audit Committee, met on a quarterly basis during 2013 with our independent registered public accounting firm.

        The committee's duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com. You can request a copy of the committee's charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to corporatesecretary@oldsecond.com.

Compensation Committee

        The Compensation Committee reviews the performance of Old Second's executive officers and establishes their compensation levels. The committee's duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com. You can request a copy of the committee's charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to corporatesecretary@oldsecond.com. The Compensation Committee met 3 times during 2013.

        Compensation Committee Interlocks and Insider Participation.    The members of the Compensation Committee in 2013 were Messrs. Bonifas, Kane, Meyer and Palmer (who served as Chairman), each of whom is an "independent" director as defined by Nasdaq, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code and a "non-employee" director under Section 16 of the Securities Exchange Act of 1934. We expect that these members will continue to serve on the committee in 2014.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee reviews the qualifications of, and recommends to the board for nomination, candidates to stand for election at each annual meeting or to fill vacancies on the board as they may occur during the year. The committee also reviews on a periodic basis whether each director is "independent" under the rules of Nasdaq. Additionally, the Nominating and Corporate Governance Committee is responsible for reviewing our policies, procedures and structure as they relate to corporate governance. The committee's duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com. You can request a copy of the committee's charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60506, or by sending an e-mail requesting same to corporatesecretary@oldsecond.com. The Nominating and Corporate Governance Committee met 1 time in 2013.

        The members of the Nominating and Corporate Governance Committee in 2013 were Messrs. Finn, Ladowicz, Meyer and Palmer (who served as Chairman), each of whom is deemed to be an independent director under Nasdaq's rules. It is anticipated that the Nominating and Corporate Governance Committee will consist of Messrs. Finn, Ladowicz, Meyer and Palmer throughout 2014. Mr. Palmer is expected to remain as Chairman of the committee in 2014.

Director Nominations and Qualifications

        In making its nominations for persons to be elected to the board of directors and included in our proxy statement, the Nominating and Corporate Governance Committee evaluates incumbent directors, board nominees and persons nominated by stockholders, if any. The committee reviews each candidate in light of the criteria that we believe each director should possess. Included in the criteria are whether each nominee: (i) meets the minimum requirements for service on the board of directors contained in our bylaws; (ii) is under the age of 70 at the time of his or her election, pursuant to our certificate of incorporation; (iii) possesses the highest personal and professional ethics, integrity and values; (iv) has, in the committee's opinion, a sufficient educational and professional background and relevant past and current employment affiliations, board affiliations and experience for service on the board; (v) has demonstrated effective leadership and sound judgment in his or her professional life; (vi) has a strong sense of service to the communities in which we serve; (vii) has exemplary management and communication skills; (viii) is free of conflicts of interest that would prevent him or her from serving on the board; (ix) will ensure that other existing and future commitments do not materially interfere with his or her service as a director; (x) will review and agree to meet the standards and duties set forth in the Company's Code of Business Conduct and Ethics; (xi) is willing to devote sufficient time to carrying out their duties and responsibilities effectively; and (xii) is committed to serving on the board for an extended period of time. While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise and other demographics which may contribute to the board. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are "independent" in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent).

        The committee, when considering potential board members, will look at all of the foregoing criteria and arrive at the candidate that best meets the items set forth. The various qualifications and criteria are normally considered by the committee in connection with its evaluation of who the committee will recommend as the Company's nominees. Generally, each incumbent director standing for re-election should have and will have, at a minimum, attended at least 75% of board meetings during the past year and attended a majority of committee meetings of which he or she is a member. The committee retains the ability to make exceptions to this attendance requirement as individual circumstances warrant.

        All of the nominees for election as directors for the 2014 annual meeting were nominated by the committee. The committee did not receive any formal nominations for directors from our common stockholders.

Series B Preferred Stockholders' Ability to Elect Directors

        As discussed in greater detail in Note 20 of our consolidated financial statements included in our 2013 Annual Report on Form 10-K, the Company entered into a Letter Agreement with Treasury in January 2009 pursuant to which the Company issued (i) 73,000 shares of the Company's Series B Preferred Stock and (ii) a warrant to purchase 815,339 shares of the Company's common stock for an aggregate purchase price of $73.0 million in cash. This transaction occurred pursuant to and was governed by Treasury's TARP Capital Purchase Program. The Series B Preferred Stock currently carries a 9% cumulative annual dividend rate, payable quarterly. Dividend payments on the Series B Preferred Stock may be deferred; however, failure to pay dividends on the Series B Preferred Stock for an aggregate of six quarters gave Treasury, or the holder of the Series B Preferred Stock, the right to elect two directors to our board, which continues until the Company has paid all outstanding dividends. The Company suspended quarterly cash dividends on its Series B Preferred Stock in August 2010, and, as of the date of this proxy statement, the Company has not paid dividends for more than six quarters in the aggregate. On November 20, 2012, Treasury appointed Mr. Suits to the Company's board of directors.

        During the first quarter of 2013, Treasury sold the Series B Preferred Stock to third party investors, including certain of our directors. As a result of this sale, the right to elect the Class B Directors transferred from Treasury to the current holders of our Series B Preferred Stock, who elected Mr. Suits as a Class B Director at our 2013 annual meeting. Consequently, if the current holders of the Series B Preferred Stock exercise their right to appoint an additional director, and an additional director is appointed, our board will consist of twelve directors instead of eleven, which shall consist of the ten directors elected by the holders of our common stock and the two Class B Directors. Holders of shares of our common stock are not entitled to vote on the Class B Directors.

        The Class B Directorship will terminate if the Company either pays all accumulated but unpaid dividends on, or redeems in full, the Series B Preferred Stock. As a result of our successful public offering, which closed in early April, 2014, we currently expect to pay all accumulated but unpaid dividends on the Series B Preferred Stock prior to the annual meeting. Consequently, we expect that the Class B Directorship will terminate prior to the annual meeting. If that occurs, following the annual meeting, we expect that our board will increase the number of Common Stock Directors from ten to eleven and appoint Mr. Suits as a Common Stock Director. If appointed, Mr. Suits will hold office until our 2016 annual meeting.

Common Stock Ownership and Retention Guidelines for Directors

        In January of 2010, the Compensation Committee established guidelines to further align the interests of board members and stockholders by requiring all directors to develop a significant equity stake in the organization they oversee. The Compensation Committee is responsible for monitoring compliance with these stock ownership and retention guidelines.

        Non-employee directors are expected to acquire and hold during their service as board members, shares of our common stock equal in value to at least three times the annual cash retainer for non-employee directors. Non-employee directors have three years from their initial election to the board to meet the target stock ownership guidelines. Once they obtain the requisite number of shares, they are expected to continuously own sufficient shares to meet the guidelines. The stock ownership goal will be determined by using the value of their retainers as of January 1 of each year and the average closing stock price for our common stock over the prior twelve months.

        Shares that count toward meeting the stock ownership guidelines include: (i) shares owned, which include shares obtained upon exercise of options or shares purchased in the open market; (ii) shared ownership, which includes shares owned or held in trust by immediate family; and (iii) restricted stock units. Unexercised stock options do not count toward meeting the stock ownership guidelines. Until such time as the director reaches his or her target stock ownership, the director will be required to hold 50% of the shares of common stock received upon lapse of the restrictions, and upon exercise of stock options. In the rare instance in which these guidelines would place a severe hardship on a director, the Compensation Committee may decide to allow an alternative stock ownership guideline that reflects the intentions of these overall guidelines and the directors' own personal circumstances.

Board Leadership Structure

        The positions of Chairman of the Board and Chief Executive Officer of Old Second have historically been combined, and Mr. Skoglund currently holds both positions. We believe this board leadership structure is the most appropriate because our Chief Executive Officer has the best knowledge of the day-to-day operations of the Company and can make recommendations to the board based on his ongoing experience and "hands on" running of the Company. For this reason, we believe combining the two roles greatly enhances the decision-making processes of the board as a whole. We have a strong governance structure in place, including a designated lead independent director, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with Nasdaq's listing requirements, the independent directors regularly have the opportunity to meet in executive session without management or any non-independent directors in attendance. In 2013, the independent directors met 3 times in executive session.

        In 2004, the board of directors created the position of a "lead" independent director, currently filled by Mr. Palmer. Mr. Palmer is expected to continue as the lead independent director through 2014. The Nominating and Corporate Governance Committee reviews this appointment annually and the full board has the opportunity to ratify the committee's selection. The lead independent director assists the board in assuring effective corporate governance and serves as chairman of the independent director sessions.

Board's Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks, and receives regular reports from the management team's senior risk officer regarding comprehensive organizational risk as well as particular areas of concern. The board's Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy. Additionally, our chief credit officer and loan review staff are directly responsible for overseeing our credit risk.

        We believe that establishing the right "tone at the top" and providing for full and open communication between management and the board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings, or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Stockholder Communications with the Board; Nomination and Proposal Procedures

        Stockholder Communications with Directors.    Stockholders of Old Second may contact any member of the board of directors, or the board as a whole, through the Corporate Secretary either in person, in writing by mail or by e-mail at corporatesecretary@oldsecond.com. Any such communication should indicate whether the sender is an Old Second stockholder. The address for submitting communications to the board by mail is 37 South River Street, Aurora, Illinois 60506. Any communication will be forwarded promptly to the board as a group or to the attention of a specified director per your request, except for communications that are primarily commercial in nature or related to an improper or irrelevant topic.

        Nominations of Directors.    In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the date on which the previous year's proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years and, as to the stockholder giving the notice, his or her name and address, and the class and number of shares of our capital stock owned by that stockholder. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

        In accordance with our Certificate of Incorporation, a stockholder may otherwise nominate a director for election to the board at an annual meeting of stockholders by giving timely notice in writing to our Corporate Secretary, at the address provided above. To be timely, stockholder nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not fewer than 14 days nor more than 60 days prior to any meeting of stockholders called for the election of directors. However, if notice of the meeting is given to stockholders less than 21 days prior to the date of the meeting, written nominations must be delivered or mailed to our Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each written nomination must set forth the (i) name, age, business address and, if known, residence address of each nominee; (ii) principal occupation or employment of each such nominee for the past five years; and (iii) number of shares of stock of Old Second beneficially owned by each such nominee and by the nominating stockholder.

        Other Stockholder Proposals.    To be considered for inclusion in our proxy statement and form of proxy relating to our 2015 annual meeting of stockholders, the proposing stockholder must file a written notice of the proposal with our Corporate Secretary, at the above address, by December 16, 2014, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock at December 31, 2013, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the Summary Compensation Table (which can be found later in this proxy statement), and by all directors and executive officers of Old Second as a group. As a result of our successful public offering of 15,525,000 shares of our common stock, which closed in early April, 2014, we currently believe that the beneficial owners of 5% or more of our common stock have changed since their last public filings, and, as of the date hereof, we do not have any details concerning the current beneficial owners holding more than 5% of our common stock. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of December 31, 2013.

Name of Individual and Number of Persons in Group	Common Stock(1)	Percent of Class of Common Stock	Series B Preferred Stock(2)	Percent of Class of Series B Preferred Stock
Directors:
Edward Bonifas(8)	102,507	*	284	*
J. Douglas Cheatham(3)	136,719	*	*	*
James Eccher(4)	138,310	*	120	*
Barry Finn(8)	34,386	*	*	*
William Kane(8)	64,659	*	*	*
John Ladowicz(5)	337,454	1.15%	283	*
William Meyer(8)	138,768	*	*	*
Gerald Palmer(8)	107,416	*	567	*
J. Carl Schmitz(6)(8)	81,086	*	200	*
William B. Skoglund(7)	260,810	*	*	*
Duane Suits	20,609	*	56	*
All directors and executive officers as a group (11 persons)	1,422,724	4.83%	1,510	2.1%

*
Less than 1%.

(1)
Includes ownership of shares of our common stock by spouse (even though any beneficial interest is disclaimed) and in our profit sharing plan and trust and our salary savings plan.

(2)
Certain of our directors purchased shares of our Series B Preferred Stock from Treasury in the first quarter of 2013. As a result of our successful public offering, which closed in early April, 2014, we currently expect to repurchase all shares of our Series B Preferred Stock from our officers and directors prior to the annual meeting.

(3)
Includes 51,000 shares issuable pursuant to options held by Mr. Cheatham as well as 20,000 shares of restricted stock granted in April of 2013. Also includes 4,192 shares held in our profit sharing plan and trust, 36,641 shares held in our 401(k) plan, 11,363 held in a brokerage account and 33,523 shares held in Mr. Cheatham's name alone. The shares of restricted stock granted to Mr. Cheatham are subject to two-year cliff vesting, and therefore the 20,000 shares granted in April of 2013 will fully vest in 2015.

(4)
Includes 56,000 shares issuable pursuant to options held by Mr. Eccher, as well as 25,000 shares of restricted stock granted in April of 2013. Also includes 1,960 shares held in our profit sharing plan and trust, 6,242 shares held in our 401(k) plan, 25,050 in his name alone, 148 held with his spouse, and 48,910 shares held in brokerage. The shares of restricted stock granted to Mr. Eccher are subject to two-year cliff vesting, and therefore the 25,000 shares granted in April of 2013 will fully vest in 2015.

(5)
Includes 290,908 shares held in an IRA account.

(6)
Mr. Schmitz has voting control of 51,796 shares held in the J. C. Schmitz Revocable Trust and 21,590 shares held in an IRA account.

(7)
Includes 136,000 shares issuable pursuant to options held by Mr. Skoglund, as well as 30,000 shares of restricted stock granted in April of 2013. The total also includes 47,038 shares held in our profit sharing plan and trust, 14,206 shares held in our 401(k) plan, 47,657 shares held in Mr. Skoglund's name alone and 15,909 shares held in a trust account. The shares of restricted stock granted to Mr. Skoglund are subject to two-year cliff vesting, and therefore the 30,000 shares granted in April of 2013 will fully vest in 2015.

(8)
Each director, with the exception of Mr. Cheatham, Mr. Eccher, Mr. Skoglund, Mr. Ladowicz and Mr. Suits, holds a total of 7,500 options from grants of 1,500 shares in each of 2005-2009, as well as 596 restricted stock units for 2009. Mr. Ladowicz was appointed to the board on February 8, 2008 and was awarded options in February of 2009 of 1,500 shares, along with the other Board members, as well as 596 restricted stock units. In addition, in January of 2010, all non-employee directors, except Mr. Suits, were given 1,200 restricted stock units. All options vest in three equal installments on the first three anniversaries of the grant date and the exercisable portion is included in these totals. The 596 restricted stock units are subject to cliff vesting and fully vested in 2012. The 1,200 restricted stock units granted to all non-employee directors are subject to cliff vesting and fully vested in 2013.

SECURITY 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and ten percent stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. No person failed to comply with the filing requirements of Section 16(a) during 2012 and there are no late filings to report. Based solely on its review of the copies of Section 16(a) forms received from its directors and executive officers and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2013 were filed, with two exceptions. Messrs. Skoglund and Eccher each filed one late form both of which related to the grant and forfeiture of certain restricted stock units in April 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis describes our compensation philosophy and policies for 2013 and 2014 as applicable to the executive officers named in the Summary Compensation Table set forth below. This section explains the structure and rationale associated with each material element of our named executive officers compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the section. It is important to note that the Company and the Bank share an executive management team, the members of which are compensated by the Bank rather than the Company. The compensation packages of the named executive officers are determined and approved by our Compensation Committee based upon their performances and roles for both the Company and the Bank.

        The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to our executive officers. Further, as required by the rules established by Treasury, guidance issued by the Federal Reserve and other financial institution regulatory agencies, and the SEC's guidance regarding risk associated with compensation arrangements (each as described more fully below), the Compensation Committee is also responsible for a more expansive risk review with respect to most of the compensation plans, policies and programs maintained for our employees. The Compensation Committee relies upon the input of management, particularly Mr. Skoglund, when carrying out its responsibilities in establishing executive compensation. Management provides the Compensation Committee with evaluations as to employee performance, guidance on establishing performance targets and objectives and recommends salary levels and equity awards. The Compensation Committee also consults with management on matters that are relevant to executive compensation and benefit plans where board or stockholder action is expected, including the adoption of new plans or the amendment of existing plans. Finally, the Compensation Committee consults with our management, specifically the Bank's Chief Risk Officer, in completing the risk review with respect to employee compensation plans. No executive officer participates in any recommendation or decision regarding his or her own compensation.

        The Compensation Committee's charter gives it the authority to delegate its responsibility to members or subcommittees of the Compensation Committee. Also, the charter gives the Compensation Committee the authority to hire outside consultants to further its objectives and responsibilities. In prior years, the Compensation Committee has retained ChaseCompGroup LLC on a bi-annual basis to provide services in connection with a review and analysis of compensation paid to our named executive officers and board of directors. In keeping with the Compensation Committee's historical philosophy of comparing our compensation with that of the local marketplace every other year, the Compensation Committee did not retain a consultant during 2013 but will likely do so during 2014. In addition, during 2014 the Compensation Committee engaged the services of Towers-Watson to perform a review and analysis of our existing equity incentive plan.

        During 2013, the Compensation Committee convened in January, February and November. Mr. Palmer, Chairman of the Compensation Committee, also met as needed with internal staff members, to compile compensation information for this proxy statement. The Compensation Committee also met in February 2014 to approve salaries, incentive plans and performance metrics for 2014.

Participation in TARP

        We continued as a participant in Treasury's Troubled Asset Relief Program ("TARP") through the time of Treasury's auction sale of our Series B Preferred Stock and related warrant during the first and second quarters of 2013. As such, for the period of time from January 1, 2013 through March 11, 2013 (the "2013 TARP Period"), the Company and the Bank, and certain employees of both, continued to be subject to the TARP compensation-related limitations and restrictions. The TARP compensation limitations and restrictions included the following:

  •
  Except in limited circumstances, our five most highly compensated employees (as determined on an annual basis) were prohibited from receiving cash bonus payments during the 2013 TARP Period. Messrs. Skoglund, Cheatham and Eccher were subject to this prohibition during the 2013 TARP Period.

  •
  Except in limited circumstances, our named executive officers and our next five most highly compensated employees (each as determined on an annual basis) were prohibited during the 2013 TARP Period from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

  •
  Our named executive officers and next 20 most highly compensated employees were subject to a "clawback" of incentive compensation if that compensation was based on materially inaccurate financial statements or performance metrics. Further, no one in this group of employees could have received any tax gross-up payment during the 2013 TARP Period.

  •
  We were limited to an annual deduction of $500,000 with respect to the compensation paid to each of our named executive officers.

        In addition to the specific TARP limitations and restrictions described above, the TARP rules and regulations have required the Compensation Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by us, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a named executive officer. The risk assessments were performed by the Bank's Chief Risk Officer and the Compensation Committee. The Bank's Chief Risk Officer and the Compensation Committee review all compensation plans and arrangements to ensure that risks are identified and mitigated. The intent of these risk assessments is to minimize the opportunity that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans and arrangements. Following the end of the 2013 TARP Period, we were no longer subject to the TARP compensation limitations and restrictions.

Regulatory Impact on Compensation

        As a publicly-traded financial institution, we and the Bank must contend with several often overlapping layers of regulations, in addition to the TARP compensation-related limitations and restrictions, when considering and implementing compensation-related decisions. These regulations are primarily intended to focus attention on the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. We and the Compensation Committee strive to incorporate the broad principles of these regulations into the compensation decisions made with respect to our named executive officers and other employees.

        Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the FDIC has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution's overall financial condition.

        In addition to the Safety and Soundness standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies. Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to serve as a compliment to the Safety and Soundness standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution. With respect to such individuals, the Guidance is intended to focus an institution's attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

        The Compensation Committee, with the assistance of its advisors and our management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Act. While the Compensation Committee believes its own risk assessment procedures are effective, the Compensation Committee is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when finally finalized or issued. The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness standards and the framework of the Guidance. As such, the Compensation Committee already adheres, in many respects, with the proposed rules and regulations under the Dodd-Frank Act.

        Finally, in addition to the foregoing, as a publicly-traded corporation, we are also subject to the SEC's rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.

        The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for our named executive officers. In this regard, the Compensation Committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into our compensation programs for named executive officers. The Compensation Committee believes we have adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

Impact of Prior Say-on-Pay Votes on Compensation Decisions

        At our 2013 Annual Meeting, approximately 95% of stockholders present and entitled to vote approved the non-binding advisory proposal on the compensation of certain executive officers. We, our board and the Compensation Committee pay careful attention to communications received from stockholders regarding executive compensation, including the non-binding advisory vote. We considered the positive result of the 2013 advisory vote on executive compensation but not for specific 2013 compensation decisions. Based on this consideration and the other factors described in this Compensation Discussion & Analysis, the Compensation Committee did not alter the policies or structure for named executives' compensation for 2013.

Financial and Operational Performance

        In 2013, we continued our emphasis on returning to sustained profitability and growth as its primary objectives. Specific accomplishments in 2013 that directly impacted those objectives include:

  •
  Reduction in classified assets by 45%;

  •
  Net income of $11.8 million highlighted by lower credit costs, loan loss reserve releases and lower insurance costs; and

  •
  Balance sheet stability allowing renewed focus on commercial loan relationship generation.

        Accordingly, our executive compensation, particularly metrics for the organization's short-term incentive plans, focused on the following goals and accountabilities: our and the Bank's net income growth; specific profit center performance; asset-credit quality risk; reduction in classified assets; and cost savings initiatives. These metrics were prudently designed to contain and minimize risk while at the same time emphasizing growth and profitability.

Compensation Philosophy and Objectives

        Our philosophy is intended to align the interests of management with those of our stockholders without creating undue risk to us. The executive compensation program is designed in a manner which the Compensation Committee believes does not provide our executives with incentives to engage in business activities or other behavior that would threaten our value or the investments of our stockholders.

        The executive compensation program is intended to accomplish the following objectives:

  •
  align the interests of our named executive officers with those of our stockholders;

  •
  maintain a corporate environment which encourages stability and a long-term focus for both us and our management;

  •
  maintain a program which:

  •
  clearly motivates personnel to perform and succeed according to our current goals;

  •
  retains key personnel critical to our long-term success; and

  •
  does not create undue risk to us; and

  •
  ensure that management:

  •
  fulfills its oversight responsibility to its constituents which include stockholders, customers, employees, the community and government regulatory agencies;

  •
  conforms its business conduct to the highest ethical standards;

  •
  remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

  •
  continues to avoid any conflict between its responsibilities to us and each individual's personal interests.

Compensation Components

        General.    In recent years, the Compensation Committee has been required to reevaluate the components of our compensation program because of the continuing impact of the TARP executive compensation rules. Historically, we have included four major components in our named executive officers' compensation program: (i) base salary, (ii) annual cash bonus, (iii) equity awards and (iv) additional benefits. However, until recently, the Compensation Committee was unable to rely on annual cash bonuses as a component for some of our named executive officers because of the impact of the TARP compensation limitations and restrictions. As such, for our named executive officers, the Compensation Committee has focused primarily on base salary, equity awards permitted under the TARP rules, and additional benefits. This began to change somewhat during 2013 with our exit from the TARP when cash incentive bonuses again became a possibility for our named executive officers.

        The Compensation Committee's decisions regarding each of the components for the named executive officers are based in part on the Compensation Committee's subjective judgment and take into account qualitative and quantitative factors, as are discussed below. In reviewing an executive officer's compensation, the Compensation Committee considers and evaluates all components of the officer's total compensation package. This involves reviewing base salary, bonus, incentive stock awards, perquisites, participation in our non-qualified executive plans, participation in our 401(k) plan and any other payments, awards or benefits that an officer earns (to the extent each is permitted under the TARP compensation limitations and restrictions). Additionally, the Compensation Committee takes into consideration any amounts an executive officer is entitled to upon retirement, termination or a change-in-control event, including the impact of the TARP compensation limitations and restrictions on these amounts. In this regard, in establishing compensation for 2013 and 2014, the Compensation Committee utilized tally sheets summarizing these aggregated amounts.

        Base Compensation—Salary.    The Compensation Committee believes that base compensation should offer security to each executive sufficient to maintain a stable management team and environment. Because of the need to provide stability, salaries make up the largest portion of the executives' compensation. In establishing a senior executive officer's initial base salary the Compensation Committee considers, among other things, the executive's level of responsibility, prior experience, breadth of knowledge, the competitive salary practices at peer companies, internal performance objectives, education, internal pay equity, potential bonus and equity awards, level of benefits and perquisites and the tax deductibility of base salary.

        The Compensation Committee reviews salaries of the named executive officers on an annual basis. As with all of its decisions regarding compensation levels, when reviewing salaries the Compensation Committee considers the levels of all aspects and components of the officer's compensation, including the individual's potential bonus and equity awards as well as the level of benefits and perquisites offered. All of these factors are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight.

        Cash Incentive Awards—Bonus.    The executive compensation restrictions contained in the TARP rules prohibited us from paying or accruing cash bonuses on behalf of the top five most highly paid employees (as determined on an annual basis) during the 2013 TARP Period. Messrs. Skoglund, Cheatham and Eccher were subject to the bonus prohibition during the 2013 TARP Period, but were eligible to receive cash bonuses with respect to any part of 2013 following the 2013 TARP Period.

        In anticipation of our possible exit from the TARP during 2013, the Compensation Committee adopted a non-equity incentive compensation plan for our named executive officers. The 2013 plan established a structure under which Messrs. Skoglund, Cheatham and Eccher would be eligible for cash bonus payments if our performance during 2013 met or exceeded certain performance goals; provided that, the Compensation Committee ultimately had discretion to determine the amount of any bonuses awarded. Any such bonus payments were contingent upon our exit from the TARP and were required to be prorated to reflect the period of time during 2013 that we continued to be a participant in the TARP.

        The 2013 bonus plan was designed to provide an incentive to achieve corporate financial goals while considering the mitigation of any risks which may affect our overall financial performance. Generally speaking, thresholds and targets are set so that improvement in a performance metric is necessary in order to receive any or all of the bonus payout with respect to that metric.

        In setting the performance metrics, Mr. Skoglund provided recommendations with respect to members of management other than himself to the Compensation Committee. The Compensation Committee then, outside the presence of Mr. Skoglund, considers factors applicable to Mr. Skoglund's annual bonus.

        In 2013, pursuant to our bonus plan, Mr. Skoglund was potentially eligible for an annual bonus equal to 51.25% of his salary, or $258,761. Mr. Eccher was potentially eligible for an annual bonus equal to 45% of his salary, or $146,250, and Mr. Cheatham was potentially eligible for an annual bonus equal to 40% of his salary, or $100,800. Based on our performance during 2013 and the adjustment required under the TARP rules, Messrs. Skoglund and Eccher earned 81% of their bonuses, and Mr. Cheatham earned 61% of his bonus.

        The components designated by the Compensation Committee and the target percentage of salary that the named executive officers were eligible to earn for 2013 performance and resulting actual bonus received, were as follows:

Named Executive Officer	Company Income Growth	Bank Capital Ratio	Asset/Credit Quality	Cost Savings	Total
William B. Skoglund	25%	10%	10%	—	45%
J. Douglas Cheatham	20%	5%	—	10%	35%
James Eccher	20%	10%	10%	—	40%

        Company Income Growth.    The Compensation Committee believes that our growth, as measured by reference to our net income, is an appropriate measure because it focuses on our financial performance, which in turn reflects stockholder value. Each named executive officer has a portion of his bonus tied to this metric. The Compensation Committee applied the following scale to determine how much of the target percentage any named executive officer would receive based on our net income:

Net Income	Amount of Target Percentage
$2.0 million	50%
$3.0 million	75%
$4.0 million	100%
$5.0 million	125%

        Our 2013 net income, excluding the reversal of the valuation allowance against our deferred tax assets, exceeded $5.0 million, and, therefore, the named executive officers earned 125% of this component.

        Capital Ratios.    The Compensation Committee believes that our and the Bank's capital ratios are another way in which we can measure our return to sustained profitability. As such, each of our named executive officers has a portion of his bonus tied to this metric. Provided that we maintained at the Bank during 2013 a Tier 1 capital leverage capital ratio of 10% or better and a total capital ratio of 14% or better, our named executive officers would earn 100% of the bonus attributable to this metric. If we fell below either level, our executives would receive no bonus with respect to this metric.

        The Bank's leverage capital ratio was 10.97% and its total capital ratio was 18.04% as of December 31, 2013. Therefore, the named executive officers earned 100% of this component.

        Asset/Credit Quality.    With respect to Messrs. Skoglund and Eccher, because classified assets were a difficult issue for the company to navigate the last several years, the Compensation Committee believes incentivizing them to focus on our asset/credit quality will further ensure that we are working toward sustainable growth and profitability. As such, the Compensation Committee determined that a bonus component for them would appropriately be tied to our classified asset ratio. If the ratio remained at 61.90% or lower, each of Messrs. Skoglund and Eccher would be entitled to 100% of their bonus with respect to this metric. If the ratio exceeded 61.90%, then no bonus would be earned with respect to our asset/credit quality. Our classified asset ratio was 43.44% at December 31, 2013, thus entitling Messrs. Skoglund and Eccher to 100% of the bonus associated with this component.

        Cost Savings.    The Compensation Committee believes that expense control and efficiency of operations is a goal we must continually strive for in order to provide for the best financial return for our shareholders. Further, the Compensation Committee believes that Mr. Cheatham is the person best situated to impact our efforts in this regard. As such, the Compensation Committee deemed a bonus component in 2013 tied to cost savings as measured by total non-interest expense at the Company level to be merited. If our total non-interest expense was less than $84,200,000, Mr. Cheatham would earn 100% of the bonus with respect to this component. No bonus would be earned if our total non-interest expense was not below that level.

        Although we reported non-interest expense of $83,144,000, the Compensation Committee determined that Mr. Cheatham was not eligible for a bonus with respect to this component because the reported non-interest expense reflects an adjustment that was not anticipated at the time performance metrics were established.

        Long-Term Incentive Awards—Equity Awards.    Our board and the Compensation Committee believe in senior management ownership of our common stock as an effective means to align the interests of senior management with those of the stockholders. In addition, because the TARP rules prohibited the payment of cash bonuses to our named executive officers, the Compensation Committee has in recent years placed a greater focus on equity awards, which were permitted under the TARP rules. Our current long-term incentive plan (the "Incentive Plan"), which was approved by stockholders at the 2008 annual meeting, is intended to promote equity ownership in the Company by the directors and selected officers and employees, focus the management team on increasing value to stockholders, increase their proprietary interest in the success of the Company and encourage them to remain in the employ of the Company or its subsidiaries for a long period of time. The current equity incentive plan authorizes the issuance of up to 575,000 shares of our common stock, including the granting of qualified stock options, non-qualified stock options, restricted stock, restricted stock units and stock appreciation rights.

        All awards are at the discretion of the Compensation Committee and are generally subjective in nature. In determining the number of equity awards to be granted to executive officers, the Compensation Committee considers individual and corporate performance and whether the respective goals were obtained, the person's position and ability to affect profits and stockholder value, as well as the level of awards granted to individuals with similar positions at our peer organizations. Because of the nature of equity awards, the Compensation Committee also evaluates the prior awards of stock options and restricted stock and takes into account the overall wealth accumulation of a given executive officer through such awards.

        Pursuant to a formal equity compensation policy, all equity grants are finalized in the beginning of each calendar year. This allows for a more complete review of the full prior year when making equity awards as well as coordinating the granting of equity awards to a time when there is less likelihood of there being existing material, non-public information, as the grants will normally be made after the public release of our financial information for the prior year.

        Over the last few years, because of our participation in TARP, the Compensation Committee has made most equity awards in the form of restricted stock or restricted stock units. The TARP rules limited our ability to grant to our named executive officers equity awards other than restricted stock or restricted stock units. The TARP rules also dictated the terms and conditions of those awards. In 2013, the Compensation Committee granted restricted stock that complied with the TARP rules to the named executive officers. The Compensation Committee believes that restricted stock is an appropriate employee retention tool because it aligns our executive officers' interests with those of our stockholders. The awards subject to the TARP rules have a two-year vesting period.

        The Compensation Committee did not make a new equity award to our named executive officers in early 2014 but retains the discretion to do so later in the year if it determines that circumstances warrant such award.

        All Other Compensation.    We provide general and customary benefit programs to executive officers and other employees. Benefits offered to executives are intended to serve a different purpose than base salary, bonus and equity awards. While the benefits offered are competitive with the marketplace and help attract and retain executives, the benefits also provide financial security for employees for retirement as well as in the event of illness, disability or death. The benefits we offer to executive officers are generally those offered to other employees with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits although there are some additional perquisites that may only be offered to executive officers. Because of the nature of the benefits offered, the Compensation Committee normally does not adjust the level of benefits offered on a year-to-year basis. We will continue to offer benefits, the amount of which shall be determined from time-to-time in the sole discretion of the Compensation Committee, provided that such benefits are not in the future determined to be limited or prohibited by the TARP rules.

        The following table summarizes the benefits and perquisites we do and do not provide as well as identifies those employees that may be eligible to receive them:

	Executive Officers	Other Officers/Mgrs.	Full-Time Employees
Health Plans:
Life & Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Retirement Plans:
401(k) Plan/Profit-Sharing	X	X	X
Deferred Compensation Plan	X	X	Not Offered
Perquisites:
Automobile Allowance	X	Not Offered	Not Offered
Country Club Membership	X	Not Offered	Not Offered

        Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust.    We sponsor a tax-qualified 401(k) savings plan and trust qualifying under Section 401(k) of the Internal Revenue Code. Virtually all employees are eligible to participate after meeting certain age and service requirements. Eligible employees are permitted to contribute up to a dollar limit set by law. Since we terminated our defined-benefit plan as of the end of 2005, the 401(k) plan became the primary retirement vehicle we provide to our officers and employees. Participants can choose between several different investment options under the 401(k) plan, including shares of our common stock.

        During 2013, we provided a matching contribution on elective deferrals to eligible participants in an amount equal to 2% of each participant's salary. There is also a profit-sharing portion of the 401(k) plan which provides for an annual discretionary contribution to the retirement account of each employee based in part on our profitability in a given year and on each participant's annual compensation. The contribution amount granted each year is on a discretionary basis and there is no set formula used by the Compensation Committee. No discretionary contribution was provided to employees based on our 2013 financial performance.

        Old Second Bancorp, Inc. Amended and Restated Voluntary Deferred Compensation Plan for Executives.    We sponsor an executive deferred compensation plan, which provides a means for certain executives to voluntarily defer all or a portion of their salary and/or bonus, if any, without regard to the statutory limitations applicable to tax-qualified plans, such as our 401(k) plan. The deferred compensation plan provides for participant deferrals, company matching contributions and discretionary employer profit-sharing contributions. A company matching contribution is credited to the plan on behalf of a participant when the participant elects to defer the maximum amount permitted under the 401(k) plan (including catch-up contributions, if applicable) and keeps that level of deferral for the entire plan year. The company matching contribution is an amount up to 3%, provided at least a 6% deferral was met, of the participant's combined base salary and bonuses, less any matching contribution paid to the 401(k) plan on the participant's behalf. The determination of whether a profit-sharing contribution is made and in what amount is entirely at the Compensation Committee's discretion and there is no set formula. We suspended the matching contribution under the plan while we were a participant in TARP. Participants are permitted to make hypothetical investments in publicly-traded mutual funds that are held in an insurance company separate account with respect to the deferrals and our contributions credited to their accounts under the plan. Participants may elect to receive their plan balance in a lump sum or in installments. Participants may make a withdrawal from the plan during their employment in the event of hardship as approved by the plan's administrator. The plan is administered through an independent service provider.

        Other Perquisites.    It is our belief that perquisites for executive officers should be very limited in scope and value. Due to this philosophy, we have generally provided very nominal benefits to executives that are not available to full-time employees, and we plan to continue this approach in the future. We do provide country club memberships to certain executives and managers in the ordinary course of business to give them the opportunity to bring in and recruit new business opportunities. These individuals are eligible to use the club membership for their own personal use. Additionally, we provide each of Mr. Skoglund and Mr. Eccher with an automobile allowance to enable them to visit our banking locations on a regular basis as well as to call on our customers. We have disclosed the value of all perquisites to named executive officers in the Summary Compensation Table even if they fall below the disclosure thresholds under the SEC rules. We will continue to offer perquisites, the amount of which shall be determined from time-to-time in the sole discretion of the Compensation Committee.

Compensation Decisions

        This section describes the decisions made by the Compensation Committee with respect to the compensation for the named executive officers for 2013 and 2014.

        The following is a brief summary of the Compensation Committee's compensation decisions for 2013 and 2014:

  •
  for 2013, minimal merit increases in base salary were granted to our named executive officers in keeping with the conservative compensation guidelines established for the organization;

  •
  for 2014, merit increases in base salary ranging from 3% to 11.5% were granted to our named executive officers;

  •
  $389,255 cash bonus payments were earned or awarded to our named executive officers with respect to 2013 performance; and

  •
  benefits and perquisites remained substantially similar in 2013 compared to prior years and we expect that will continue through 2014.

        Base Salary.    We annually review the base salaries of the named executive officers to determine whether or not they will be adjusted, as described above. The salaries for 2013, determined by the Compensation Committee at the beginning of 2013, are set forth in the Summary Compensation Table below. In determining these salary levels, we generally considered the following:

  •
  the compensation philosophy and guiding principles described above;

  •
  the general economic factors in the financial industry beyond our control and the financial performance of the Company compared to our peers;

  •
  the experience and industry knowledge of our named executive officers and the quality and effectiveness of their leadership;

  •
  all of the components of executive compensation, including base salary, bonus, stock options, retirement and death benefits, as well as benefits and perquisites; and

  •
  internal pay equity among our executives.

        In early 2014, the Compensation Committee determined the base salaries for the executive directors for 2014. The base salaries for 2013 and 2014 are as follows:

Name	Position	2013	2014
William B. Skoglund	Chairman, Chief Executive Officer of Old Second	$504,900	$530,000
J. Douglas Cheatham	Chief Financial Officer of Old Second	$252,000	$260,000
James Eccher	Chief Executive Officer of Old Second National Bank	$325,000	$362,500

        In determining the base salaries for 2014, we considered the same general factors discussed above including the continuing general slowdown in the economy and growth of our earnings, return on average assets and overall assets.

        Bonus.    Based on our named executive officers' achievement of the goals for earning a cash bonus established by the Compensation Committee, we awarded cash bonuses as set forth below:

Named Executive Officer	Bonus Earned in 2013
William B. Skoglund	$210,000
J. Douglas Cheatham	$61,085
James Eccher	$118,170

        Because of our exit from the TARP in 2013, the Compensation Committee has again established for 2014 an incentive bonus program intended to focus our named executive officers on important performance measures.

        Bonus Amounts Earned Prior to TARP.    We became a participant in TARP in January 2009, prior to the time when Treasury issued its interim final rules with respect to the executive compensation limitations and restrictions applicable to TARP participants. As it was making decisions in early 2009 with respect to compensation of our named executive officers, the Compensation Committee decided to take a conservative approach in its interpretation of the relevant TARP compensation rules including the limitation on cash bonuses. Therefore, the Compensation Committee decided to withhold the cash bonuses that our named executives earned with respect to calendar year 2008 pending further clarification from Treasury. When Treasury issued its interim final rules in June 2009, it became clear that, had the Compensation Committee acted in early 2009 to pay to our named executive officers the cash bonuses earned during 2008, such payments would have been permitted under the TARP compensation limitations and restrictions. However, because our Compensation Committee had taken a conservative approach, the June 2009 interim final rules prevented us from paying the bonuses earned during 2008 until a point in time when either we or the particular named executive officer were no longer subject to the TARP compensation limitations and restrictions.

        In October 2013, our named executive officers received payment of bonus amounts that were earned during 2008 because payment of such amounts was then permitted pursuant to the TARP compensation limitations and restrictions. Mr. Skoglund received a payment of $235,669, Mr. Cheatham received a payment of $93,094 and Mr. Eccher received a payment of $122,119.

        Equity Awards.    The Compensation Committee typically acts to award equity grants at the beginning of each year, specifically in the months of January and February. The Compensation Committee did not make equity award grants to our named executive officers in 2013 and not yet done so in 2014 although it retains the discretion to do so later in the year if economic conditions and our performance warrant such grants.

        Forfeiture of TARP Long-Term Incentive Awards.    During the period we were a TARP participant, we were permitted to reward and incentivize our named executive officers through the grant of long-term restricted stock or restricted stock units. Pursuant to Treasury's interim final rules on executive compensation, these awards had to meet certain requirements, including the inclusion of a provision that allowed the awards to become transferable by the named executive officer in 25% increments only as each 25% increment in TARP financial assistance was repaid. In November 2011, as Treasury undertook an initiative to auction off many TARP securities, Treasury issued an interpretation of this rule providing that where an auction did not raise 100% of the financial assistance provided to a TARP participant, award holders of long-term incentives that were subject to the TARP rules, would have to forfeit those awards in proportion to the amount raised by Treasury in its auction.

        Because Treasury auctioned our Series B Preferred Stock and related warrant at less than 100% of the financial assistance received, our named executive officers were required to forfeit 75% of the long-term incentive awards received during the period we were a TARP participant. Mr. Skoglund forfeited 58,523 shares of Company stock, Mr. Cheatham forfeited 42,008 shares of Company stock and Mr. Eccher forfeited 47,902 shares of Company stock.

        All Other Compensation.    While the Compensation Committee reviews and monitors the level of other compensation offered to the named executive officers, the Compensation Committee typically does not adjust the level of benefits offered on an annual basis. The Compensation Committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each. The perquisites received by the named executive officers in 2013 are reported in the Summary Compensation Table below. The benefits offered in 2013 to the named executive officers are expected to continue for 2014.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the Compensation Committee's review and discussion with management, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Old Second's Annual Report on Form 10-K for the year ended December 31, 2013.

        Section 111(b)(2)(A) of the Emergency Economic Stabilization Act requires the Compensation Committee to conduct, in conjunction with the Bank's Chief Risk Officer, a review of the incentive compensation arrangements in place between the Company and its employees. In February 2013, the Bank's Chief Risk Officer presented his comprehensive risk assessment of the organization's compensation plans to the Compensation Committee. Because of the TARP auction in early 2013, the second semi-annual risk assessment was not required. However, our management and the Compensation Committee have determined that it is appropriate for the Bank's Chief Risk Officer to continue to conduct his risk assessments on an annual basis.

        The Compensation Committee certifies that, at least once during the 2013 TARP Period (a) it reviewed with the Bank's Chief Risk Officer the senior executive officer ("SEO") compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (b) it reviewed with the Bank's Chief Risk Officer the employee compensation plans and has made reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (c) it reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee ((a), (b) and (c) being collectively referred to as the "TARP Risk Assessment").

        In the course of conducting its TARP Risk Assessment, the Compensation Committee considered the overall business and risk environment confronting the Company and how the SEO compensation plans and employee compensation plans serve to motivate employee behavior when operating within that environment. In particular, the Compensation Committee's TARP Risk Assessment focused on the following compensation plans (* denotes plans in which SEOs participate):

• Amended and Restated Voluntary Deferred Compensation Plan for Executives*	• Officers Incentive Plan*
• Base Salary*	• Residential Lending Commission Plan
• Compensation and Benefits Assurance Agreements*	• Residential Lending Override Plan
• Customer Service/Support Center Plan	• Retail Banking Plan
• Employees 401(k) Savings Plan and Trust*	• Special Recognition Awards Program
• 2008 Equity Incentive Plan*	• Wealth Management Commission Plan
• Loan Administration Plan

        With the exception of individual bonus goals designated under the Officers Incentive Plan, the Company does not maintain any compensation plans in which only SEOs participate. For purposes of this discussion, references to "SEO compensation plans" mean the portion of an employee plan in which the SEOs participate.

        With respect to the SEO compensation plans, the Compensation Committee believes that such plans do not encourage the Company's SEOs to take unnecessary or excessive risks that could harm the value of the Company. The Compensation Committee believes this to be true because, as is more fully described in the Compensation Discussion and Analysis, the Compensation Committee strives to provide a balanced aggregate compensation package to the Company's SEOs that serves to incentivize the Company's SEOs to manage the business of the Company in a way that will result in Company-wide financial success and value growth for the Company's stockholders.

        The Compensation Committee believes it is appropriate for the Company's executives to focus certain of their efforts on near-term goals that have importance to the Company; however, the Compensation Committee also acknowledges that near-term focus should not be to the detriment of a focus on the long-term health and success of the Company. In practice, providing base salary to any employee provides the most immediate reward for job performance. The Compensation Committee engages in an annual process, as is described in the Compensation Discussion and Analysis, to set base salary. The Compensation Committee believes its process for establishing base salary is relatively free from risk to the Company, as the Compensation Committee does not typically make significant adjustments to base salary based on a single year's performance. The Compensation Committee believes it is appropriate to reward the Company's executives' focus on near-term goals, when such goals correspond to the overall Company or operating division goals and direction set by the Company's board of directors. To reward the executives for such focus, the Compensation Committee maintains an annual cash incentive plan (i.e., Officers Incentive Plan) for the Company's executives. In establishing the annual cash incentive plan, the Compensation Committee tries to provide an adequate level of incentive for the achievement of Company, operating division and individual goals, while also limiting the maximum amount that may be earned so that executives do not feel the need to strive for attainment of unreasonable or unrealistic levels of performance. In this way, the Compensation Committee believes the design of the annual cash incentive plan does not encourage the Company's executives to take unnecessary or excessive risks that could harm the value of the Company.

        The other incentive compensation elements offered to the Company's SEOs, with the exception of perquisites, are intended to reward performance over the long-term or are intended to focus the Company's executives' attention on the long-term performance of the Company. The Compensation Committee feels there is little, if any, risk associated with the Company's Employees 401(k) Savings

Plan and Trust as it is a tax-qualified retirement plan that is subject to and maintained in accordance with the mandates of the Internal Revenue Code and the Employee Retirement Income Security Act. The Compensation Committee believes the Company's 2008 Equity Incentive Plan helps to tie the Company's executives' interest more closely to those of the Company's stockholders by giving them an equity interest in the Company. The Compensation Committee feels this equity interest in the Company promotes a long-term focus among the Company's executives on the financial success of the Company. Finally, the Compensation Committee believes the deferred compensation arrangements (i.e., Amended and Restated Voluntary Deferred Compensation Plan for Executives, Compensation and Benefits Assurance Agreements) in place with respect to the Company's SEOs encourage the Company's executives to consider the long-term health of the Company because, pursuant to the Internal Revenue Code and applicable guidance, those arrangements must be unfunded, unsecured promises to pay a benefit in the future. In the case of the Company's insolvency, the executives participating in those arrangements would be treated as general unsecured creditors, which encourages the executives to ensure a healthy organization remains after their tenures are concluded.

        With respect to the employee compensation plans, the TARP Risk Assessment has not resulted in a determination by the Compensation Committee that changes were necessary to bring such plans into compliance with the TARP rules. The Compensation Committee believes the Company has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

Submitted by:

Mr. Gerald Palmer, Chairman
Mr. Edward Bonifas
Mr. William Kane
Mr. William Meyer

Members of the Compensation Committee

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and our next most highly compensated executive officer:

Name and principal position (a)	Year (b)		Salary (c)	Bonus(1) (d)	Stock awards(2) (e)	All other compensation(3) (i)	Total ($) (j)
William B. Skoglund	2013		$504,900	$210,000	$98,400	$30,004	$843,304
Chairman and Chief Executive	2012	(4)	495,000	—	25,000	26,855	546,855
Officer—Old Second; Chairman of	2011		495,000	—	37,450	27,280	559,730
Old Second National Bank
J. Douglas Cheatham	2013		$252,000	$61,085	$65,600	$19,119	$397,804
Chief Financial Officer	2012	(4)	247,000	—	25,000	15,945	287,945
	2011		247,000	—	37,450	16,470	300,920
James Eccher Chief Executive	2013		$325,000	$118,170	$82,000	$30,004	$555,174
Officer—Old Second National	2012	(4)	319,000	—	25,000	26,855	370,855
Bank	2011		304,500	—	37,450	27,280	369,230

(1)
In October 2013, our named executive officers also received payment of bonus amounts that were earned during 2008 but could not be paid until after each executive was no longer subject to the bonus restrictions applicable under the TARP. Mr. Skoglund received a payment of $235,669, Mr. Cheatham received a payment of $93,094 and Mr. Eccher received a payment of $122,119.

(2)
The amounts represent the grant date fair value for equity awards in accordance with ASC 718—"Compensation—Stock Compensation." A discussion of the assumptions used in calculating the values may be found in the notes to our audited financial statements included in our annual report to stockholders.

(3)
The 2013 amounts set forth in column (i) include the following:

	Mr. Skoglund	Mr. Cheatham	Mr. Eccher
401(k) match	$5,100	$5,023	$5,100
Life insurance	690	682	690
Automobile allowance	10,800	—	10,800
Country club dues	13,414	13,414	13,414

Total	$30,004	$19,119	$30,004

(4)
The amounts reflected in the "All Other Compensation" and "Total" columns for 2012 were incorrectly calculated and have been adjusted by $975 when compared to our prior disclosure of these amounts.

Grants of Plan-Based Awards

Name	Grant date	All Other Stock Awards; Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards(2)
William B. Skoglund	4/16/13	30,000	$98,400
Restricted Stock Award
J. Douglas Cheatham	4/16/13	20,000	$65,600
Restricted Stock Award
James Eccher	4/16/13	25,000	$82,000
Restricted Stock Award

(1)
The amounts represent shares of restricted stock. The restricted stock will vest 100% on the third anniversary of the grant date.

(2)
The grant date fair value is based on the closing price of our stock on April 16, 2013, which was $3.28 per share. With respect to the amounts reflected for 2012 and 2011, it should be noted that 75% of those awards were forfeited due to Treasury's auction of our Series B Preferred Stock and related warrant.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning the outstanding equity awards at December 31, 2013 held by the individuals named in the Summary Compensation Table:

	Option Awards				Stock Awards
Name (a)	Number of securities underlying unexercised options (#) Exercisable(1) (b)	Number of securities underlying unexercised options (#) Unexercisable(1) (c)	Option exercise Price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#)(2) (g)	Market value of shares or units of stock that have not vested ($)(3) (h)
William B. Skoglund	32,000		32.59	12/21/2014
	32,000		31.34	12/20/2015
	32,000		29.20	12/19/2016
	40,000		27.75	12/18/2017
					35,000	$161,700
J. Douglas Cheatham	12,000		32.59	12/21/2014
	12,000		31.34	12/20/2015
	12,000		29.20	12/19/2016
	15,000		27.75	12/18/2017
					25,000	$115,500
James Eccher	12,000		32.59	12/21/2014
	12,000		31.34	12/20/2015
	12,000		29.20	12/19/2016
	20,000		27.75	12/18/2017
					30,000	$138,600

(1)
All options granted prior to December 31, 2005 vested on that date. Options granted on December 19, 2006 and December 18, 2007 vested in three equal installments on the first three anniversaries of the grant date.

(2)
Each award of restricted stock granted to Messrs. Skoglund, Cheatham and Eccher will vest in full on the second anniversary of each date of grant. Includes 25% of the awards made in 2012 that were not forfeited due to Treasury's auction of our Series B Preferred Stock and related warrant.

(3)
Based upon the December 31, 2013 closing price of $4.62 per share of common stock.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
William B. Skoglund	$—	$—	$118,694	$—	$624,771
J. Douglas Cheatham	—	—	25,567	—	112,544
James Eccher	—	—	22,533	—	103,272

        We sponsor an executive deferred compensation plan, which is described in the Compensation Discussion and Analysis above, and a director deferred compensation plan, which is described below following the Directors Compensation Table. The plans provide a means by which certain executives and directors may voluntarily defer all or a portion of their compensation. The plans are funded by participant deferrals and, in the case of the executive plan, company matching contributions and discretionary employer profit sharing contributions. Participants are permitted to make hypothetical investments in publicly-traded mutual funds that are held in an insurance company separate account, with respect to their deferrals and our contributions, credited to their accounts under the plan. The deferrals to the director plan are credited earnings based on our stock price. Participants may elect to receive their plan balance in a lump sum or in installments. Participants are permitted, in the discretion of the administrator, to make a withdrawal from the plan during their employment in the event of hardship.

Potential Payments Upon Termination or Change in Control

        Each of Messrs. Skoglund, Cheatham and Eccher entered into Compensation and Benefits Assurance Agreements with us (each, an "Assurance Agreement"), which provide for payments and benefits to a terminating executive following a change in control. In addition, our Cash Incentive Plan provides for termination related benefits. Other than the benefits provided by the Assurance Agreements and pursuant to the Cash Incentive Plan, none of our named executive officers will be entitled to any payments or benefits as a result of the occurrence of a change in control or as a result of a termination of employment in connection with a change in control. It should be noted that pursuant to regulations applicable to us, we would have to confer with our regulators before making any payment under the Assurance Agreements for a termination deemed to occur on December 31, 2013.

        Assurance Agreements.    Other than as is provided in the Assurance Agreements, and except as is provided in accordance with the terms of our equity incentive plan and our cash incentive plan for executive officers, no named executive officer will be entitled to any payments or benefits as a result of the occurrence of a change in control or as a result of a termination of employment in connection with a change in control. The Assurance Agreements have an initial term of one-year and, unless earlier terminated by either party, will automatically renew for successive one-year periods. Upon the occurrence of a change in control, the terms of the Assurance Agreements shall automatically renew for a two-year period (three-year period, in the case of Mr. Skoglund) and terminate following such extended period. The Assurance Agreements provide that, in the case of: (i) a termination of employment by us without "cause" within six months prior to, or 24 months (36 months, in the case of Mr. Skoglund) immediately following, a change in control, (ii) a termination of employment by an executive for "good reason" within 24 months (36 months, in the case of Mr. Skoglund) following a change in control or (iii) a material breach by us (or any successor) of a provision of the Assurance Agreement, an executive officer will be entitled to:

  •
  Payment, in a single lump sum, of accrued base salary, accrued vacation pay, unreimbursed business expenses and all other items earned by or owed to the executive through and including the date of termination.

  •
  Payment, in a single lump sum, of a severance benefit equal to two times (three times, in the case of Mr. Skoglund) the sum of (i) the greater of the executive's annual rate of base salary in effect upon the date of termination or the executive's annual rate of base salary in effect immediately prior to the occurrence of the change in control and (ii) the average of the annual cash bonus paid to the executive (including any portion of such bonus, payment of which the executive elected to defer) for the three calendar years immediately preceding the year in which the termination occurs. For a termination as of December 31, 2013, our named executive officers would have been entitled to the following payment amounts: Mr. Skoglund—$1,514,700; Mr. Cheatham—$504,000; and Mr. Eccher—$650,000.

  •
  Immediate 100% vesting of all stock options and any other awards which have been provided to the executive by us under any of its incentive compensation plans. As of December 31, 2013, the fair market value of unvested restricted stock and restricted units held by our named executive officers was as follows: Mr. Skoglund—$161,700; Mr. Cheatham—$115,500; and Mr. Eccher—$138,600.

  •
  At the exact same cost to the executive, and at the same coverage level as in effect as of the executive's termination, a continuation of the executive's (and the executive's eligible dependents') health insurance coverage for 24 months (36 months, in the case of Mr. Skoglund) from the date of termination. In the event that the executive (and/or his dependents, if any) becomes covered under the terms of any other health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of the executive or the executive's eligible dependents, coverage under our plans will cease for the executive (and/or his dependents, if any). The monthly amount, based on rates in effect as of December 31, 2013, to be paid by us on behalf of our named executive officers was as follows: Mr. Skoglund—$660.90; Mr. Cheatham—$1,094.48; and Mr. Eccher—$1,010.96.

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  At our expense, standard outplacement services for a period of up to one year from the date of executive's termination. The maximum amount to be paid by us for such outplacement services is limited to $20,000.

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  Where, upon the occurrence of a change in control, an executive is subject to certain excise taxes under Section 280G of the Internal Revenue Code, we will reimburse the executive for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the 280G excise taxes. While circumstances could exist under which excise tax gross-up payments would be due to the executive officers, we do not believe that any payments made to any of the named executive officers as a result of a termination of employment in connection with a change in control occurring on December 31, 2013 would result in the imposition of an excise tax under the Internal Revenue Code.

        In exchange for the payments and benefits provided under the Assurance Agreements, the executive officers agree to be bound by a 24 month (36 month, in the case of Mr. Skoglund) restrictive covenant. The restrictive covenant will prohibit the executive officers from using, attempting to use, disclosing or otherwise making known to any person or entity (other than our board of directors) confidential or proprietary knowledge or information which the executive officers may acquire in the course of their employment.

        The Assurance Agreements define certain relevant terms, generally, as follows:

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  "Cause" means the occurrence of any one or more of the following: (i) a demonstrably willful and deliberate act or failure to act by the executive (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of us, which causes actual material financial injury to us, or any of its subsidiaries, and which action or inaction is not remedied within fifteen business days of written notice from us or the subsidiary for which the executive works; or (ii) the executive's conviction for committing an act of fraud, embezzlement, theft or any other act constituting a felony involving moral turpitude which causes material harm, financial or otherwise, to us or any of our subsidiaries.

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  "Good reason" means the occurrence of any one or more of the following within the 24-month period (36-month period, in the case of Mr. Skoglund) following the change in control: (i) a material reduction or alteration in the nature or status of authorities, duties or responsibilities from those in effect as of 90 days prior to the change in control; (ii) moving the executive's principal office more than 25 miles from its location immediately prior to the change in control;

    (iii) a material reduction of the executive's base salary and/or other benefits; and, (iv) a material breach by us or a successor, of any term of the Assurance Agreement, including any failure by us to ensure assumption of the Assurance Agreement by a successor or any failure of a successor company to assume and agree to perform our entire obligations under the Assurance Agreement.

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  "Change in control" means (i) any person, company or other entity, other than an employee benefit plan or subsidiary company of us, becoming the beneficial owner, either directly or indirectly, of 33% or more of our stock; (ii) during any two consecutive years, a change in a majority of the members of our board of directors; or (iii) consummation of a merger or consolidation where our stockholders before the merger or consolidation do not own more than 67% of the resulting entity, a complete liquidation or our dissolution or a sale or other disposition of substantially all of our assets.

        In exchange for the payments and benefits provided under the Assurance Agreements, the executive officers agree to be bound by confidentiality, non-competition and non-disclosure provisions.

        Except for payments and benefits provided by the Assurance Agreements, all other payments and benefits provided to any NEO upon termination of his or her employment are the same as the payments and benefits provided to our other eligible employees.

        Retirement, Death and Disability.    Generally speaking, a termination of employment due to retirement, death or disability does not entitle the named executive officers to any payments or benefits that are not available to other employees. Following a termination due to death or disability, an employee (or his or her estate) shall be entitled to the following:

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  Upon a termination due to death or disability, all unvested stock options shall become immediately 100% vested and an employee or beneficiary shall have a period of twelve months following such termination during which to exercise his or her vested stock options.

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  Any unvested restricted stock or restricted stock units outstanding at the time of an employee's termination due to death or disability shall become immediately 100% vested upon such termination.

        Also, it should be noted that, pursuant to existing agreements, as of the time of a termination of employment due to retirement, all unvested stock options shall become immediately 100% vested.

        Acceleration of Vesting Upon a Change in Control.    All employees, including the named executive officers, who receive equity awards under our equity incentive plan will immediately vest in any unvested equity awards held by such employees upon the occurrence of a change in control.

DIRECTOR COMPENSATION

        Each of our directors also serves as a director of Old Second National Bank. In 2013 each non-employee director received $1,000 for every board meeting and $500 for every committee meeting attended if there were no other bank-level meetings held that day. Non-employee directors of the Bank received a $13,000 annual retainer. Due to increased responsibilities associated with mandates from Sarbanes-Oxley, the Lead Director and Compensation Committee Chairman, Mr. Palmer, received an $18,000 retainer in 2013 and the Audit Committee Chairman, Mr. Finn, received a $20,000 annual retainer in 2013, due to increased meetings and increased time spent on behalf of the Audit Committee. Messrs. Skoglund, Eccher and Cheatham, as our executive officers, did not receive any board fees for their service on our board, nor did they receive board fees for their service on the board of the Bank. The following table sets forth the fees earned by each non-employee director and senior director in 2013:

Name	Fees earned or paid in cash ($)(1)	Total ($)
Edward Bonifas	$46,000	$46,000
Barry Finn	51,000	51,000
William Kane	37,500	37,500
John Ladowicz	47,500	47,500
William Meyer	38,000	38,000
Gerald Palmer	48,000	48,000
James C. Schmitz	46,000	46,000
Duane Suits	42,500	42,500

(1)
We maintain the Old Second Bancorp, Inc. Amended and Restated Voluntary Deferred Compensation Plan for Directors under which directors are permitted to defer receipt of their directors' fees. The directors who participate in the plan are permitted to make hypothetical investments in publicly-traded funds that are held in an insurance company separate account, with respect to the contributions credited to their plan accounts. We may, but are not required to, contribute the deferred fees into a trust, which may hold our stock. The plan is a nonqualified deferred compensation plan and the directors have no interest in the trust. The deferred fees and any earnings thereon are our unsecured obligations. Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to stockholders. We do not pay any above-market interest on the compensation or fees deferred by the directors.

 PROPOSAL 2:

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER
COMPENSATION

        Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as Old Second, to conduct a separate stockholder advisory vote to approve the compensation of the registrant's executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, commonly referred to as a "say-on-pay" vote. In accordance with these requirements, we are providing stockholders with an advisory vote on the compensation of our executive officers.

        As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the overall objectives of Old Second's compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2013. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and achieving our goals, and that the compensation of our named executive officers in fiscal 2013 reflects and supports these compensation policies and procedures.

        In accordance with the requirements of the Dodd-Frank Act and the rules and regulations promulgated thereunder, the following resolution is submitted for stockholder approval:

        "RESOLVED, that Old Second Bancorp, Inc.'s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned 'Compensation Discussion and Analysis' and the tabular disclosure regarding named executive officer compensation under 'Executive Compensation' contained in Old Second's proxy statement dated April 21, 2014."

        Approval of this resolution requires the affirmative vote of holders of a majority of the shares of stock having voting power and present in person or represented by proxy at the annual meeting. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Board Recommendation:

        The board of directors recommends stockholders vote to approve the overall compensation of our named executive officers, as described in this proxy statement, by voting "FOR" this proposal. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

 PROPOSAL 3

APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN

        Our board has approved the Old Second Bancorp, Inc. 2014 Equity Incentive Plan (the "2014 Equity Incentive Plan") to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2014 Equity Incentive Plan be submitted for approval by our shareholders. We are submitting the 2014 Equity Incentive Plan to our shareholders at this time to:

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  replace our current equity compensation plan, the Old Second Bancorp, Inc. 2008 Equity Incentive Plan;

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  comply with Nasdaq Stock Market rules, which require shareholder approval; and

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  allow performance awards under the 2014 Equity Incentive Plan to qualify as "performance-based compensation" under Code Section 162(m).

        One of the requirements of "performance-based compensation" under Code Section 162(m) is that the material terms of the performance goals must be approved by shareholders. These material terms generally include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goal is attained. Shareholder approval of the 2014 Equity Incentive Plan is intended to constitute approval of the material terms of the performance goals under the 2014 Equity Incentive Plan for purposes of Code Section 162(m).

        If the 2014 Equity Incentive Plan is not approved by our shareholders, it will not be adopted and we will continue to operate under our existing equity compensation plan until its expiration. In the event the 2014 Equity Incentive Plan is not approved and our existing plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals. The 2014 Equity Incentive Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:

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  Multiple Award Types.  The 2014 Equity Incentive Plan permits the issuance of restricted stock units, options, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the plan administrator to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

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  No Evergreen Feature.  The number of authorized shares under the 2014 Equity Incentive Plan is fixed at 375,000. As of the effective date of the 2014 Equity Incentive Plan, no new grants will be made under our 2008 Equity Incentive Plan. Any shares that become available for reuse under the terms of the 2008 Equity Incentive Plan due to forfeiture, cancellation or otherwise will also be available for issuance under the 2014 Equity Incentive Plan. The 2014 Equity Incentive Plan does not include an "evergreen" feature that would cause the number of authorized shares to automatically increase in future years.

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  Repricings Prohibited.  Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

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  Discount Stock Options and SARs Prohibited.  All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

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  Conservative Change in Control Provisions.  The 2014 Equity Incentive Plan does not include a special change in control price payable to award holders. The change in control provisions under the 2014 Equity Incentive Plan provide for acceleration of vesting in the event of a change in control only if the 2014 Equity Incentive Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

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  Tax-Deductible Cash Incentive Awards.  The 2014 Equity Incentive Plan allows for payment of cash incentives, so that future awards may be made to certain officers that are eligible to be deducted under Code Section 162(m) for "performance-based compensation."

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  Clawback Policy Implementation.  All awards under the 2014 Equity Incentive Plan will be subject to any applicable law respecting recapture of compensation or Company clawback policy in effect from time to time.

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  Independent Oversight.  The 2014 Equity Incentive Plan will be administered by a committee of independent board members.

        A summary of the material provisions of the 2014 Equity Incentive Plan is set forth below. A copy of the 2014 Equity Incentive Plan is set forth as Appendix A.

Purpose

        The 2014 Equity Incentive Plan was established by our board to promote the Company's long-term financial success, to attract, retain and reward persons who can contribute to the Company's success, and to further align the participants' interests with those of the Company's shareholders. The 2014 Equity Incentive Plan will be administered by a committee selected by the board, currently our Compensation Committee (the "Committee"), which will select award recipients from the eligible participants, determine the types of awards to be granted, the number of shares covered by the awards, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General

        The 2014 Equity Incentive Plan incorporates a broad variety of equity-based and cash-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2014 Equity Incentive Plan and the best interests of the Company.

        The maximum number of shares of the Company's common stock that may be delivered to participants, or their beneficiaries, under the 2014 Equity Incentive Plan is 375,000, with adjustments for certain corporate transactions and for forfeited shares. As of the date of shareholder approval of the 2014 Equity Incentive Plan, no additional awards will be granted under the 2008 Equity Incentive Plan. To the extent that any shares covered by an award under the 2014 Equity Incentive Plan, or the 2008 Equity Incentive Plan, are forfeited or are not delivered for any reason, including because the award is forfeited, cancelled or settled in cash, or shares are withheld to satisfy tax withholding requirements, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2014 Equity Incentive Plan. For stock appreciation rights ("SARs") that are settled in stock, only the actual shares delivered will be counted for purposes of these limitations. If any option granted under the 2014 Equity Incentive Plan is exercised by tendering shares, only the number of shares issued net of the shares tendered will be counted for purposes of these limitations. If the withholding tax liabilities arising from an award under the 2014 Equity Incentive Plan are satisfied by the tendering of shares of Company common stock to the Company or by the withholding of shares by the Company, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2014 Equity Incentive Plan.

        The 2014 Equity Incentive Plan's effective date would be the date of its approval by the Company's shareholders. If approved, the 2014 Equity Incentive Plan will continue in effect until terminated by the board. However, no awards may be granted under the 2014 Equity Incentive Plan after the 10-year anniversary of its effective date. Any awards that are outstanding after the 10th anniversary of the effective date will remain subject to the terms of the 2014 Equity Incentive Plan.

        The following additional limits apply to awards under the 2014 Equity Incentive Plan:

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  The maximum number of shares that may be covered by options or SARs that are intended to be "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") that are granted to any one participant during any calendar year is 100,000 shares;

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  The maximum number of shares that may be covered by options or SARs that are granted to any one director during any calendar year is 50,000 shares;

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  The maximum number of shares that may be covered by stock awards that are intended to be "performance-based compensation" under Code Section 162(m) that are granted to any one participant during any calendar year is 100,000 shares;

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  The maximum number of shares that may be covered by stock awards that are granted to any one director during any calendar year is 50,000 shares;

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  The maximum amount of cash incentive awards or cash-settled stock awards that are intended to be "performance-based compensation" under Code Section 162(m) payable to any one participant with respect to any calendar year is $1,000,000; and

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  The maximum amount of cash incentive awards or cash-settled stock awards that are payable to any one director with respect to any calendar year is $100,000.

        The Committee may use shares available under the 2014 Equity Incentive Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

        In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award's status as "performance-based compensation" under Code Section 162(m). However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2014 Equity Incentive Plan.

        Awards granted under the 2014 Equity Incentive Plan generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Committee has the discretion to permit the transfer of awards under the 2014 Equity Incentive Plan to immediate family members of participants, trusts and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.

Eligibility

        Selected employees and directors of, and eligible service providers to, the Company and its subsidiaries are eligible to become participants in the 2014 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2014 Equity Incentive Plan and the type and amount of any such awards.

Options

        The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the provisions of the individual award. Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of the Company's common stock).

        The exercise price for any option may not be less than the fair market value of the Company's common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company's common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

        Options awarded under the 2014 Equity Incentive Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2014 Equity Incentive Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. As determined by the Committee, the exercise price of an option may be paid in cash, in shares of the Company's common stock (valued at fair market value as of the day of exercise), by net exercise, by other property deemed acceptable by the board or by irrevocably authorizing a third party to sell shares of the Company's common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price (sometimes referred to as a "cashless exercise") or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received is equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.

Stock Appreciation Rights

        SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted. However, the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by the Company or one of its subsidiaries, or for SARs granted under a predecessor plan. SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards

        A stock award is a grant of shares of the Company's common stock or a right to receive shares of the Company's common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include stock units, bonus shares, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee. Any specific performance measures, performance objectives or period of service requirements may be set by the Committee in its discretion.

Cash Incentive Awards

        A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or the Company's common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee. The Committee may grant cash incentive awards (including the right to receive payment of cash or the Company's common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Forfeiture

        Unless specifically provided to the contrary in the applicable award agreement, if a participant's service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.

        Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether during or after the participant's termination of service, the participant will forfeit or pay the following to the Company:

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  All outstanding awards granted to the participant under the 2014 Equity Incentive Plan, including awards that have become vested or exercisable;

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  Any shares held by the participant in connection with the 2014 Equity Incentive Plan that were acquired after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service;

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  The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service; and

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  The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2014 Equity Incentive Plan after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service, where such sale or disposition occurs in such similar time period.

One Million Dollar Limit

        Section 162(m) of the Internal Revenue Code.    A U.S. income tax deduction for the Company generally will be unavailable for annual compensation in excess of $1 million paid to a "covered employee" (our chief executive officer and three other most highly compensated executive officers other than the chief financial officer). However, amounts that constitute "performance-based compensation" under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2014 Equity Incentive Plan will satisfy the requirements for "performance-based compensation." The Committee may designate whether any stock awards or cash incentive awards granted to any participant are intended to be "performance-based compensation." Any such awards designated as intended to be "performance-based compensation" will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

        Performance Measures.    The performance measures that may be used for awards designated as intended to be "performance-based compensation" will be based on any one or more of the following performance measures as selected by the Committee: earnings (including earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; all as may be defined by the Committee); financial return ratios (including return on investment; return on invested capital; return on equity; and return on assets; all as may be defined by the Committee); "Texas Ratio"; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units or financial reporting segments of the Company or a subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

Change In Control

        Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2014 Equity Incentive Plan then held by the participant will become fully exercisable immediately if, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2014 Equity Incentive Plan is not an obligation of the successor entity following a change in control or (ii) the 2014 Equity Incentive Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control. Notwithstanding the immediately preceding sentence, if the vesting of an award is conditioned upon the achievement of performance measures, then such vesting will be subject to the following: if, at the time of the change in control, the performance measures are less than 50% attained (pro rata based upon the time of the period through the change in control), the award will become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50%; and if, at the time of the change in control, the performance measures are at least 50% attained (pro rata based upon the time of the period through the change in control), the award will become fully earned and vested immediately upon the change in control.

        For purposes of the 2014 Equity Incentive Plan, a "change in control" generally will be deemed to occur when (i) any person acquires the beneficial ownership of 33% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company's controlled group acquires such an interest generally will not be a change in control for purposes of the 2014 Equity Incentive Plan, (ii) during any 12-month period, a majority of the board members serving as of the 2014 Equity

Incentive Plan's effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 67% or less of the voting stock of the resulting Company or (iv) the consummation of a complete liquidation or dissolution of, or an agreement for the disposition of all or substantially all of the assets of, the Company occurs.

        In the event an award under the 2014 Equity Incentive Plan constitutes "deferred compensation" for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a "change in control event" for purposes of Code Section 409A.

Amendment and Termination

        Our board may at any time amend or terminate the 2014 Equity Incentive Plan or any award granted under the 2014 Equity Incentive Plan, but any amendment or termination generally may not impair the rights of any participant without the participant's written consent. The board may not amend any provision of the 2014 Equity Incentive Plan to materially increase the original number of shares that may be issued under the 2014 Equity Incentive Plan (other than as provided in the 2014 Equity Incentive Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2014 Equity Incentive Plan without approval of the Company's shareholders. However, the board may amend the 2014 Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the 2014 Equity Incentive Plan complies with current or future law without shareholder approval, and the board may unilaterally amend the 2014 Equity Incentive Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy

        All awards, amounts and benefits received under the 2014 Equity Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law even if adopted after the Plan becomes effective.

U.S. Federal Income Tax Considerations

        The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2014 Equity Incentive Plan.

        Nonqualified Stock Options.    The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        Incentive Stock Options.    The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

        The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

        If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

        If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

        Stock Appreciation Rights.    The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

        Stock Awards.    A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

        Cash Incentive Awards.    A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

        Withholding of Taxes.    The Company may withhold amounts from participants to satisfy withholding tax requirements. If permitted by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the Company's minimum statutory withholding obligation.

        Change in Control.    Any acceleration of the vesting or payment of awards under the 2014 Equity Incentive Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice

        The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2014 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2014 Equity Incentive Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

        The number and types of awards to be made pursuant to the 2014 Equity Incentive Plan is subject to the discretion of the Committee and is not determinable at this time.

        Under applicable law, the adoption of the 2014 Equity Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. In tabulating the votes, broker non-votes on the adoption of the amendment will be disregarded and have no effect on the outcome of the vote. However, any other abstentions by shares present in person or represented by proxy at the annual meeting are effectively equivalent to votes against this proposal.

Board Recommendation:

        The board of directors recommends stockholders vote to approve the 2014 Equity Incentive Plan, as described in this proxy statement, by voting "FOR" this proposal. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

 PROPOSAL 4:

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

        Our stockholders are also being asked to adopt a resolution to ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2014. If the stockholders do not ratify the selection of Plante & Moran, PLLC at the annual meeting, the Audit Committee will consider selecting another firm of independent public accountants. Representatives from Plante & Moran, PLLC are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions that may be asked by stockholders.

Board Recommendation

        The board of directors recommends that you vote your shares "FOR" the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2014.

Accountant Fees

        Audit Fees.    The aggregate fees and expenses paid to Plante & Moran PLLC in connection with the audit of our annual financial statements and the related securities filings were $421,929 for 2013 and $281,563 for 2012.

        Audit Related Fees.    Audit related fees paid to Plante & Moran PLLC were $62,500 for 2013 and $94,411 for 2012.

        Tax Fees.    There were no amounts for tax related services billed by Plante & Moran, PLLC for 2013 or 2012.

        All Other Fees.    All other fees paid to Plante & Moran, PLLC were $23,500 for 2013, and there were no aggregate fees or pre-approved expenses billed by Plante & Moran, PLLC for all other services rendered to us for 2012.

        The Audit Committee is solely responsible for the pre-approval of all audit and non-audit services to be provided by the independent accountants and the committee exercises its authority to do so in accordance with a policy that it has adopted. All services provided by Plante & Moran, PLLC were approved pursuant to the pre-approval policy. The pre-approval policy is available on our website at www.oldsecond.com.

 AUDIT COMMITTEE REPORT

        The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of directors who are independent under the rules of the Nasdaq Stock Market.

        The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013 with our management and Plante & Moran, PLLC, the independent registered public accounting firm that audited our financial statements for that period. The committee has discussed with Plante & Moran, PLLC the matters required to be discussed by SAS 114 (The Auditor's Communication With Those Charged With Governance) and received and discussed the written disclosures and the letter from Plante & Moran, PLLC required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). Based on the review and discussions with management and Plante & Moran, PLLC, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2013 for filing with the Securities and Exchange Commission.

Respectfully,
Barry Finn, Chairman
Ed Bonifas
John Ladowicz
James Schmitz
Duane Suits

 GENERAL

        We will bear the cost of this proxy solicitation. Solicitation will be made primarily through the use of the mail, but our officers, directors or employees may solicit proxies personally, by telephone or through any other mode of communication without additional remuneration for such activity. In addition, we will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owner of such shares.

        As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

By order of the board of directors

William B. Skoglund Chairman and Chief Executive Officer

Aurora, Illinois
April 21, 2014

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

 Appendix A

OLD SECOND BANCORP, INC.

2014 EQUITY INCENTIVE PLAN

Article 1
INTRODUCTION

        Section 1.1    Purpose, Effective Date and Term.    The purpose of this OLD SECOND BANCORP, INC. 2014 EQUITY INCENTIVE PLAN is to promote the long-term financial success of OLD SECOND BANCORP, INC. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The "Effective Date" of the Plan is May 20, 2014, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

        Section 1.2    Participation.    Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a "Participant" in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

        Section 1.3    Definitions.    Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

        Section 2.1    General.    Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

          (a)    Stock Options.    A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the

  Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

          (b)    Stock Appreciation Rights.    A stock appreciation right (an "SAR") is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

          (c)    Stock Awards.    A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

          (d)    Cash Incentive Awards.    A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

        Section 2.2    Exercise of Stock Options and SARs.    A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers' check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

        Section 2.3    Performance-Based Compensation.    Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

          (a)    Performance Measures.    The performance measures described in this Section 2.3 may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); "Texas ratio"; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.

          (b)    Partial Achievement.    An Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant's individual limitations as set forth in Section 3.3.

          (c)    Extraordinary Items.    In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management's Discussion and Analysis section of the Company's annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss, including non-cash refinancing charges; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; and (v) such other items permitted from time to time hereafter under the regulations promulgated under Code Section 162(m). To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

          (d)    Adjustments.    Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

        Section 2.4    Dividends and Dividend Equivalents.    Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares and may be subject to terms or provisions similar to the underlying Award.

        Section 2.5    Forfeiture of Awards.    Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

        Section 2.6    Deferred Compensation.    The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered "deferred compensation" under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant's acceptance of any Award shall be deemed to constitute the Participant's acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

        Section 3.1    Available Shares.    The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

        Section 3.2    Share Limitations.

          (a)    Share Reserve.    Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 375,000 (all of which may be granted as ISOs), plus any Shares that are covered under a Prior Plan award that otherwise would become available for reuse under the Prior Plan, as provided in Section 3.2(b)(v), due to forfeiture, expiration, cancellation or the like. The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the Effective Date, no further awards shall be granted under the Prior Plan.

          (b)    Reuse of Shares.

              (i)  To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited, canceled or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

             (ii)  With respect to SARs that are settled in Shares, only Shares actually delivered shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

            (iii)  If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an Award) or by the net exercise of the Award, only the number of Shares delivered net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

            (iv)  If the withholding tax liabilities arising from an Award or, following the Effective Date, an award under the Prior Plan, are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an Award) or by the withholding of or reduction of Shares by the Company, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

             (v)  Following the Effective Date, any Shares that are covered under a Prior Plan award that otherwise would become available for reuse under the Prior Plan due to forfeiture, expiration, cancellation or the like shall instead become available for delivery under the Plan.

        Section 3.3    Limitations on Grants to Individuals.    The following limitations shall apply with respect to Awards:

          (a)    Stock Options and SARs.    The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. The maximum number of Shares that may be subject to stock options or SARs granted to any one Director Participant during any calendar year shall be 50,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

          (b)    Stock Awards.    The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. The maximum number of Shares that may be subject to stock awards that are granted to any one Director Participant during any calendar year shall be 50,000.

          (c)    Cash Incentive Awards and Stock Awards Settled in Cash.    The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000. The maximum dollar amount that may be payable to any one Director Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Director Participant during any calendar year shall be $100,000.

          (d)    Dividends, Dividend Equivalents and Earnings.    For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

          (e)    Partial Performance.    Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

        Section 3.4    Corporate Transactions; No Repricing.

          (a)    Adjustments.    To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

          (b)    No Repricing.    Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

        Section 3.5    Delivery of Shares.    Delivery of Shares or other amounts under the Plan shall be subject to the following:

          (a)    Compliance with Applicable Laws.    Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

          (b)    No Certificates Required.    To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

        Section 4.1    Consequence of a Change in Control.    Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

          (a)   Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.

          (b)   Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

              (i)  If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

             (ii)  If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.

        Section 4.2    Definition of Change in Control.

          (a)   If the Participant is subject to a change in control agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of "change in control" (or the like), then, for purposes of the Plan, the term "Change in Control" has the meaning set forth in such agreement; and in the absence of such a definition, "Change in Control" means the first to occur of the following:

              (i)  The consummation of the acquisition by any "person" (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the combined voting power of the then outstanding Voting Securities of the Company;

             (ii)  During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of or the nomination for election by the Shareholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

            (iii)  The consummation by the Company of (i) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 67% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          (b)   Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 33% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

          (c)   Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a "change in control event" under Code Section 409A.

Article 5
COMMITTEE

        Section 5.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a "non-employee director" (within the meaning of Rule 16b-3 promulgated under the Exchange Act), an "outside director" (within the meaning of Code Section 162(m)) and an "independent director" (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock). Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        Section 5.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the other provisions of the Plan and the following:

          (a)   The Committee shall have the authority and discretion to select from among the Company's and the Subsidiary's employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

          (b)   In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

          (c)   The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d)   The Committee shall have the authority to define terms not otherwise defined in the Plan.

          (e)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

          (f)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

        Section 5.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan or the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act or of Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

        Section 5.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        Section 5.5    Expenses and Liabilities.    All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

 Article 6
AMENDMENT AND TERMINATION

        Section 6.1    General.    The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

        Section 6.2    Amendment to Conform to Law.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

        Section 7.1    No Implied Rights.

          (a)    No Rights to Specific Assets.    No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

          (b)    No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

          (c)    No Rights as a Shareholder.    Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

        Section 7.2    Transferability.    Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.

        Section 7.3    Designation of Beneficiaries.    A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

        Section 7.4    Non-Exclusivity.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

        Section 7.5    Award Agreement.    Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

        Section 7.6    Form and Time of Elections.    Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

        Section 7.7    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        Section 7.8    Tax Withholding.    All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company's minimum statutory withholding obligation.

        Section 7.9    Successors.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

        Section 7.10    Indemnification.    To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        Section 7.11    No Fractional Shares.    Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        Section 7.12    Governing Law.    The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.

        Section 7.13    Benefits Under Other Plans.    Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant's employer.

        Section 7.14    Validity.    If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

        Section 7.15    Notice.    Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or prepaid overnight courier to the Company at the address set forth below:

  Old Second Bancorp, Inc.
  37 South River Street
  Aurora, Illinois 60507

        Such communications shall be deemed given:

          (a)   In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and

          (b)   In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's senior human resources officer and corporate secretary.

        Section 7.16    Clawback Policy.    Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the "Policy") or any applicable law. A Participant's receipt of an Award shall be deemed to constitute the Participant's acknowledgment of and consent to the Company's application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant's express agreement that the

Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

        Section 7.17    Breach of Restrictive Covenants.    Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

          (a)   Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

          (b)   Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

          (c)   The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

          (d)   The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

        Section 8.1    In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

          (a)   "10% Shareholder" means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

          (b)   "Award" means an award under the Plan.

          (c)   "Award Agreement" means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant's signature is required.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "cause" (or the like), then, for purposes of the Plan, the term "Cause" has the meaning set forth in such agreement; and in the absence of such a definition, "Cause" means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant's duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant's duties to the Company or a Subsidiary in any material respect.

          Further, the Participant shall be deemed to have terminated for Cause if, after the Participant's Termination of Service, facts and circumstances arising during the course of the Participant's employment with the Company are discovered that would have constituted a termination for Cause.

          Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of "Cause."

          (f)    "Change in Control" has the meaning ascribed to it in Section 4.2.

          (g)   "Code" means the Internal Revenue Code of 1986.

          (h)   "Committee" means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

          (i)    "Company" means Old Second Bancorp, Inc., a Delaware corporation.

          (j)    "Director Participant" means a Participant who is a member of the Board or the board of directors of a Subsidiary.

          (k)   "Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company's or a Subsidiary's employees.

          (l)    "Effective Date" has the meaning ascribed to it in Section 1.1.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934.

          (n)   "Fair Market Value" means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

          (o)   If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "good reason" (or the like), then, for purposes of the Plan, the term "Good Reason" has the meaning set forth in such agreement; and in the absence of such a definition, "Good Reason" means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

              (i)  A material, adverse change in the nature, scope or status of the Participant's position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

             (ii)  A material reduction in the Participant's aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

            (iii)  Relocation of the Participant's primary place of employment of more than 50 miles from the Participant's primary place of employment immediately prior to the applicable

    Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

          Notwithstanding any provision of this definition to the contrary, prior to the Participant's Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) - (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

          (p)   "Form S-8" means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor form thereto.

          (q)   "ISO" means a stock option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Code Section 422(b).

          (r)   "Participant" has the meaning ascribed to it in Section 1.2.

          (s)   "Performance-Based Compensation" has the meaning ascribed to it in Code Section 162(m).

          (t)    "Plan" means the Old Second Bancorp, Inc. 2014 Equity Incentive Plan.

          (u)   "Policy" has the meaning ascribed to it in Section 7.16.

          (v)   "Prior Plan" means the Old Second Bancorp, Inc. 2008 Equity Incentive Plan.

          (w)  "SAR" has the meaning ascribed to it in Section 2.1(b).

          (x)   "Securities Act" means the Securities Act of 1933.

          (y)   "Share" means a share of Stock.

          (z)   "Shareholders" means the shareholders of the Company.

          (aa) "Stock" means the common stock of the Company, no par value per share.

          (bb) "Subsidiary" means any corporation or other entity that would be a "subsidiary corporation" as defined in Code Section 424(f) with respect to the Company.

          (cc) "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

              (i)  The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

             (ii)  If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

            (iii)  A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of service under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

            (iv)  Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of "separation from service" as defined under Code Section 409A.

          (dd) "Voting Securities" means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

        Section 8.2    In the Plan, unless otherwise stated, the following uses apply:

          (a)   Actions permitted under the Plan may be taken at any time in the actor's reasonable discretion;

          (b)   References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

          (c)   In computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to and including";

          (d)   References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

          (e)   Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

          (f)    The words "include," "includes" and "including" mean "include, without limitation," "includes, without limitation" and "including, without limitation," respectively;

          (g)   All references to articles and sections are to articles and sections in the Plan;

          (h)   All words used shall be construed to be of such gender or number as the circumstances and context require;

          (i)    The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

          (j)    Any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

          (k)   All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

OLD SECOND BANCORP, INC. TO BE HELD ON MAY 20, 2014

The undersigned hereby appoints William Meyer, Gerald Palmer, and James C. Schmitz, or any two of them acting in the absence of the other, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of Old Second Bancorp, Inc., which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders to be held at Waubonsee Community College, 18 S. River Street, Aurora, Illinois on the 20th day of May, 2014 at 10:00 a.m., central time, and at any and all postponements or adjournments of the meeting.

1.	Election of Directors:

	FOR all nominees listed below (except as marked to the contrary below) ☐		WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Barry Finn, William Kane, John Ladowicz

2.	Approval, in a non-binding, advisory vote, of the compensation of our named executive officers as described in the Proxy Statement for the Annual Meeting of Stockholders.

	☐	☐	☐
	For	Against	Abstain

3.	Approval of the Old Second Bancorp, Inc. 2014 Equity Incentive Plan.

	☐	☐	☐
	For	Against	Abstain

4.	Ratification and approval of the selection of Plante & Moran, PLLC as our independent registered public accountants for the fiscal year ending December 31, 2014

	☐	☐	☐
	For	Against	Abstain

5.	In accordance with their discretion, upon all other matters that may properly come before the Annual Meeting and any postponements or adjournments of the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

Dated:	, 2014

Signature(s)

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

(over)

PLEASE INDICATE WHETHER YOU WILL BE ATTENDING THE ANNUAL MEETING ON MAY 20, 2014:

The meeting will be held at Waubonsee Community College, 18 S. River Street, Aurora, Illinois.

☐ Yes, I plan to attend the meeting.

☐ No, I do not plan to attend the meeting.

Signed:

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
COMMON STOCK DIRECTORS NOMINEES
CONTINUING DIRECTORS
CLASS B DIRECTORS
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION
PROPOSAL 3 APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN
PROPOSAL 4: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
GENERAL
  Appendix A
OLD SECOND BANCORP, INC. 2014 EQUITY INCENTIVE PLAN Article 1 INTRODUCTION
Article 2 AWARDS
Article 3 SHARES SUBJECT TO PLAN
Article 4 CHANGE IN CONTROL
Article 5 COMMITTEE
Article 6 AMENDMENT AND TERMINATION
Article 7 GENERAL TERMS
Article 8 DEFINED TERMS; CONSTRUCTION